                                                                   EXHIBIT 10.2*

                                LICENSE AGREEMENT

                                     BETWEEN

                         TOMMY HILFIGER LICENSING, INC.

                                       AND


                               MOVADO GROUP, INC.





* CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGES 2, 6, 11-19, 22-24, 27-29, AND EXHIBITS C, D, L, M AND O AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO RULE 24 b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 ("1934 ACT").

EXHIBITS
EXHIBIT A               TRADEMARKS
EXHIBIT B               LICENSED PRODUCTS
EXHIBIT C               ORGANIZATION CHART
EXHIBIT D               DESIGN AND PRODUCTION PLAN
EXHIBIT E               APPROVAL FORM
EXHIBIT F               CODE OF CONDUCT
EXHIBIT G               THIRD PARTY MFR CERTIFICATION
EXHIBIT H               THIRD PARTY MFR AGREEMENT
EXHIBIT I               SUPPLIER CERTIFICATION
EXHIBIT J               LEASE
EXHIBIT K               ROYALTY STATEMENT
EXHIBIT L               LIST OF COMPETING NAMES
EXHIBIT M               COMPETING NAMES
EXHIBIT N               CARIBBEAN ISLANDS
EXHIBIT O               LEASE TERM SHEET

                                LICENSE AGREEMENT


THIS AGREEMENT is entered into as of the 3 day of June, 1999, by and between TOMMY HILFIGER LICENSING, INC., a Delaware corporation, having an address at 913
N. Market Street, Wilmington, Delaware 19801 ("Hilfiger") and Movado Group, Inc., a New York corporation, having its offices at 125 Chubb Avenue, Lyndhurst, New Jersey 07071 ("MGI") and N.A. Trading, S.A., a Swiss corporation, having its offices at Bettlachstrasse 8, 2540 Grenchen, Switzerland ("NAI") (MGI and NAI are hereinafter jointly referred to as "Licensee"), with reference to the following premises.

                                 P R E M I S E S

A. Hilfiger's Trademarks (as defined below) are famous and valuable, and are associated with substantial goodwill in connection with apparel and related products.

B. Licensee recognizes the fame, value of, and goodwill associated with, the Trademarks and that all rights to the Trademarks and the goodwill associated therewith belong exclusively to Hilfiger.

C. Licensee desires to have the license to use the Trademarks, on and in connection with the manufacture, marketing, advertising, sale and distribution of Licensed Products (as defined below) in the Territory (as defined below).

D. Hilfiger is willing to grant such license to Licensee subject to the terms and conditions set forth below.

E. In consideration of these premises and the mutual covenants herein expressed, and for other good consideration, which the parties hereby acknowledge, the parties hereby agree as follows.

                             ARTICLE 1. DEFINITIONS

       1.1 AFFILIATES OF LICENSEE means all persons and business entities that now or hereafter control, or are owned or controlled, directly or indirectly, by Licensee, or are under common control with Licensee.

       1.2 ANNUAL PERIOD means the period beginning as of the date above through December 31, 2001 and thereafter each twelve-month period beginning on January 1 and ending on December 31.

       1.3 CLOSE-OUTS means first quality Licensed Products that under applicable industry standards cannot be or are not sold to regular customers.

       1.4 GROSS SALES means the invoiced amount of Licensed Products sold and shipped by Licensee, before any deductions for allowances, discounts and returns, insurance and freight.

       1.5 GUARANTEED MINIMUM ROYALTY means the minimum royalties that Licensee must pay in each Annual Period, as set forth in Paragraph 9.1.



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

       1.6 INVENTORY means Licensee's inventory of Licensed Products and of related work in progress.

       1.7 INVENTORY SCHEDULE means a complete and accurate schedule of Inventory.

       1.8 LABELS means all labels, tags, packaging material, tickets, advertising and promotional materials and all other forms of identification affixed to or connected with the Licensed Products, that bear the Trademarks.

       1.9 LICENSED PRODUCTS means only those products listed in EXHIBIT B attached hereto, that bear the Trademarks under authorization from Hilfiger.

       1.10 MINIMUM SALES LEVEL means the minimum Net Sales (as defined below) of Licensed Products that Licensee must achieve during each Annual Period, as set forth in Paragraph 7.5.

       1.11 NET SALES means the Gross Sales of Licensed Products, including but not limited to, Off-Price Sales, Seconds and Close-Outs, to retailers (including outlet stores operated by Licensee or an Affiliate of Licensee and those who sell directly to the consumer) who are not Affiliates of Licensee, less only:
(a) returns that Licensee actually authorizes and receives, (b) allowances (defined as credits to a customer after delivery, including credits for returns) that Licensee actually grants in writing, (c) trade discounts (defined as reductions in the list wholesale selling price that are customary in the trade) that Licensee actually grants in writing prior to delivery, and (d) taxes, freight and insurance to the extent the same are separately stated on Licensee's invoices. For the purpose of computing Net Sales, the deductions from the Gross Sales for returns, allowances and trade discounts may not exceed * of the Gross Sales of Licensed Products shipped in any Annual Period.

       1.12 OFF-PRICE SALES means any sales at a price that is more than * percent less than the listed wholesale price.

       1.13 PERCENTAGE ROYALTY means the amount of money that Licensee will pay to Hilfiger in consideration for the grant of this license, which amount is
* percent of Net Sales. The Percentage Royalty will be based on the bona fide wholesale prices that Licensee charges for Licensed Products to independent retailers in arms' length transactions. If Licensee sells Licensed Products to Affiliates of Licensee, the Percentage Royalty will be on such bona fide wholesale price, irrespective of Licensee's internal accounting treatment of such sales.

       1.14 SEASONAL COLLECTIONS means the collection of Licensed Products that Licensee will present to the market at least * per year.

       1.15 SECONDS means damaged, imperfect, defective or otherwise non-first quality Licensed Products.

       1.16 SUBCONTRACTOR means an entity or an individual hired by a Third Party Manufacturer (as defined below) to perform manufacturing in relation to this Agreement.

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

       1.17 SUPPLIER means an individual or entity that produces components for the Licensed Products, and provides such components to the manufacturer in order to assemble the finished Licensed Products, provided that such individual or entity does not contribute further to the manufacture of the Licensed Products.

       1.18 TERM means the duration of this Agreement, as set forth in Paragraph 3.1, including, if not expressly excluded, all Extensions (as defined below), if any.

       1.19 TERRITORY means the geographic areas comprising the United States (including its territories and possessions as of the date of this Agreement), Canada, the Caribbean Islands (as set forth on Exhibit N), duty free shops (such as, but not limited to D.F.S.) only worldwide, and United States military bases worldwide.

       1.20 TOMMY HILFIGER STORES means retail and outlet stores, including flagship stores owned by or affiliated with Hilfiger that bear the name "Tommy Hilfiger" or "Hilfiger".

       1.21 THIRD PARTY MANUFACTURER means an entity or an individual which or whom Licensee either hires or pays to manufacture the Licensed Products.

       1.22 TRADE SECRETS means any and all information that derives to its owner independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

       1.23 TRADEMARKS means only the trademarks set forth in EXHIBIT A attached hereto, the direct derivatives and variants thereof, and any trademarks used or licensed by Hilfiger for use on products with the Trademarks.


                                ARTICLE 2. GRANT

       2.1 LICENSE. Hilfiger hereby grants to Licensee an exclusive non-assignable license during the Term, subject to all of the obligations and conditions contained in this Agreement, to use the Trademarks in connection with
(a) the manufacture of Licensed Products anywhere in the world, and (b) marketing, advertising, sale and distribution at wholesale (except for retail sales made through outlet stores owned or operated by Licensee or its Affiliates) of Licensed Products by MGI in the United States (including its territories and possessions) and by NAI in the remainder of the geographic areas comprising the Territory.

       2.2 RESERVATIONS. This Agreement does not constitute a grant of any rights other than those set forth in paragraph 2.1 above. In particular, Hilfiger does not grant to Licensee:

              a. the right to use the name "TOMMY" or "HILFIGER" individually except as otherwise permitted in the event either or both of those names are included within the definition of Trademarks;

              b. the right to use any derivative of, or modification to, the Trademarks;



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

              c. the right to form a business entity whose name includes the terms "Tommy Hilfiger" or "Hilfiger;" and

              d. an assignment of any right, title or interest in or to the Trademarks.

Hilfiger, and its other licensees and sublicensees, have the right to manufacture or authorize third parties to manufacture Licensed Products in the Territory for sale outside of the Territory, or to manufacture and sell or authorize third parties to manufacture and sell products of any and all types and descriptions other than the Licensed Products in or outside the Territory.

Except as otherwise required by applicable law, no license is granted hereunder for the manufacture, sale or distribution of Licensed Products to be used for publicity purposes, other than to promote the sale of Licensed Products, in combination sales, premiums or giveaways, or to be disposed of under or in connection with similar methods of merchandising. Hilfiger will not use or permit others to use, the Licensed Products for such uses.

       2.3 EXCLUSIVITY. Hilfiger agrees that in the event it desires to enter into a license arrangement for the distribution of the Licensed Products in any country other than those included in the Territory, it shall send a notice to Licensee of such intention. Licensee shall have the right to submit a business plan to Hilfiger outlining its proposal for obtaining such a license, which Hilfiger shall consider reasonably and in good faith, provided, however, that Hilfiger's decision whether to grant such license shall be final and binding and, provided, further that nothing stated herein shall be construed as an obligation for Hilfiger to grant Licensee any additional license for countries other than those included in the Territory.


                        ARTICLE 3. TERM OF THE AGREEMENT

       3.1 TERM. The initial term of this Agreement begins as of the date written on page 1 and expires on December 31, 2005 (the "Term") unless sooner terminated in accordance with the provisions of this Agreement.

       3.2 EXTENSION. This Agreement shall be extended for one additional five
(5) year period through December 31, 2010 ("Extension"), if Licensee:

              a. requests the Extension in writing at least twelve (12) months but not more than eighteen (18) months before the expiration of the Term; and

              b. at the time it requests the Extension, is in compliance with all material terms and conditions of this Agreement and the lease defined in Paragraph 7.9(a) below between Licensee and Hilfiger or its affiliate.


Licensee acknowledges that the minimum twelve (12) month advance notice is necessary to maintain the continuity of Hilfiger's licensing and marketing programs and the goodwill associated with the Trademarks. Licensee agrees that timing is critically important in this regard and that Licensee's failure to make its request in time will be construed as a decision by Licensee that it has elected not to seek an Extension. Upon such failure, Hilfiger has the right, without notice to Licensee, to immediately replace Licensee as of the end of the Term, subject to Paragraph 15.4




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
hereunder.

                             ARTICLE 4. ORGANIZATION

       4.1 ORGANIZATION. Licensee will, at its sole cost and expense, employ a President, a Vice President of Sales, and a Vice President of Marketing, or persons with similar titles and responsibility, who will all work exclusively with Hilfiger's representatives on Licensee's business arising under this Agreement and will report directly to the President of Licensee or his or her designee. Licensee will also employ a designer to work with Hilfiger's representatives in the design of Licensed Products and to assist in product development. All of these individuals will be hired with the prior approval of Hilfiger and will be relieved of their duties under this Agreement at the request of Hilfiger. In addition, Licensee will maintain a sales force dedicated exclusively to the sale of Licensed Products. The sales force shall not be deemed to include merchandise coordinator's or account representatives. EXHIBIT C attached hereto sets forth Licensee's proposed organization chart of said personnel. Licensee shall, within thirty (30) days after the date hereof, establish a separate division of its company dedicated exclusively to the sale of Licensed Products.


                              ARTICLE 5. APPROVALS

       5.1 APPROVALS. Licensee must present to Hilfiger in writing all approvals required or permitted by this Agreement. Except as otherwise stated in this Agreement, all approvals of Hilfiger will be at its sole and subjective discretion. A submission for approval will be deemed disapproved unless Hilfiger delivers a notice of approval within twenty (20) days after receipt of the request from Licensee. Hilfiger will endeavor to provide an explanation for its disapprovals, but its failure to do so will not affect the finality of its determination. Without limitation to the foregoing, Hilfiger has no obligation to approve, review or consider any item that does not strictly comply with submission procedures announced by Hilfiger. Approval by Hilfiger will not be deemed to be a determination that the approved matter complies with all applicable regulations and laws. Licensee may not exhibit, display, manufacture, sell, use, distribute or advertise any disapproved item in connection with the Trademarks. In the event that it is reasonably necessary for Hilfiger to do on-site approvals, Licensee will pay any and all reasonable expenses and airfare incurred by Hilfiger with respect to such on-site approvals provided that appropriate documentation is submitted to Licensee substantiating all such expenses, such as receipts or other evidence of payment.


                       ARTICLE 6. DESIGN AND MANUFACTURING

       6.1 DESIGN AND PRODUCTION PLAN. Attached hereto as EXHIBIT D is Licensee's design and production plan for the start of the Agreement. The design and production plan shall not be binding and may be changed by Licensee upon notice to Hilfiger with written explanation for such change. Each January 15th, Licensee must present a design and production plan for the next succeeding July through December. Each July 15th, Licensee must present a design and production plan for the next succeeding January through June.




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


       6.2 OVERALL COMMITMENT TO QUALITY. Licensee will maintain the distinctiveness of the Trademarks and the image and high quality of the goods bearing Trademarks presently manufactured and sold by Hilfiger and its other licensees. Licensee agrees that Licensed Products will be of high quality as to workmanship, design and materials used therein, and will be at least equal in quality, workmanship, appearance, design and material (collectively "Quality") to the samples of the particular Licensed Product submitted by Licensee and approved by Hilfiger pursuant to Paragraph 6.3 hereof.


       6.3 SAMPLES OF MANUFACTURED PRODUCTS. Before Licensee may exhibit, display, or distribute any Licensed Products in any Seasonal Collection, Licensee must submit samples of each of such Licensed Products to Hilfiger for its prior written approval. Any such request for approval must be submitted to Hilfiger on the form attached hereto as EXHIBIT E. Licensee will submit to Hilfiger a reasonable quantity of additional production samples of Licensed Products upon Hilfiger's reasonable request. Licensee will provide all samples to Hilfiger free of charge. Once samples have been approved, Licensee may manufacture only in accordance with such approved samples and will not make any changes for manufacture without Hilfiger's prior written approval. No Licensed Products (including samples) may be exhibited, displayed, distributed and/or sold by Licensee pursuant to this Agreement unless such Licensed Products are in substantial conformity with and at least equal in Quality to the samples previously approved by Hilfiger in accordance with this Paragraph 6.3.

       6.4 NON-CONFORMING PRODUCTS. In the event that any Licensed Product is, in the judgment of Hilfiger, not being manufactured and distributed with the previously approved Quality, Hilfiger will notify Licensee and Licensee must promptly repair or change such Licensed Product to conform thereto. If after Hilfiger's request a Licensed Product as repaired or changed does not strictly conform and conformity cannot be obtained after one (1) resubmission, Licensee may sell the item but only after removing from the item the Trademarks and Labels or may sell the same as a clearly marked Second or irregular. Notwithstanding anything in this Paragraph 6.4 to the contrary, sales of all such products using any of Hilfiger's exclusive designs, whether or not bearing Labels or the Trademarks, will nonetheless be subject to royalty payments pursuant to Article 9. In the event that Hilfiger finds any Licensed Products in the marketplace that, in Hilfiger's judgment, are inconsistent with approved Quality for such Licensed Products at the time of their sale, then Hilfiger will notify Licensee thereof and promptly provide such information with respect thereto as Licensee shall reasonably request. In the event that, after receiving all such information, Licensee fails within ten (10) days to either correct such inconsistencies or remove such Licensed Products from the market, then Hilfiger may, at Licensee's expense, purchase such Licensed Products and bill such costs to Licensee. Licensee must pay all royalties due on sales of nonconforming goods. Hilfiger may require Licensee to recall any Licensed Products not consistent with approved Quality.

       6.5 WITHDRAWAL OF APPROVAL. Hilfiger will have the right in the exercise of its sole discretion to withdraw approval of any Licensed Product a "Family" of which (meaning all mens and womens models) in any Annual Period (following the first full Annual Period in which such Family is first introduced) sells less than * not including Seconds and Close-Outs, in the aggregate. Any such withdrawal of approval will be on reasonable advance notice to Licensee. Upon the effective date of withdrawal of approval, Licensee will cease the use of the Trademarks in connection with the manufacture, distribution, promotion, advertising, and use of such Licensed Product(s); provided, however, that notwithstanding the foregoing, Licensee may, however, complete work in progress and utilize materials on hand, and sell off and advertise any inventory

      * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT
on hand and the resulting inventory provided that it submits proof of such inventory, work in progress and inventory of materials to Hilfiger. Notice of such election by Hilfiger to withdraw approval will not relieve Licensee from its obligation to pay royalties on sales of such product(s) made by Licensee prior to the date of disapproval or thereafter as permitted.

       6.6 ASSISTANCE BY HILFIGER. At least four (4) times during each Annual Period, Licensee may, at its expense, visit Hilfiger's offices, factories, showroom, and other places of business, and attend Hilfiger's sales meetings to obtain additional know-how and assistance with respect to Licensed Products. The scheduling of such visits will be at times mutually convenient to the parties hereto. If Licensee requests Mr. Tommy Hilfiger or any other member(s) of Hilfiger's staff to make a personal appearance, to attend any function, to visit Licensee's manufacturing plants or facilities or to attend any design meetings, Licensee will pay all reasonable expenses in connection therewith, including air travel and hotel accommodations (which for Mr. Tommy Hilfiger will be first class). Hilfiger will, at least four (4) times during each Annual Period, make available to Licensee at Licensee's request certain samples, designs, colors, samples of materials, Labels and artwork, and the cost of which will be borne by Licensee at the cost incurred by Hilfiger to provide the same. In addition to the foregoing, for marketing purposes, Hilfiger will, upon reasonable request, make available to Licensee such of the following which are available to
Hilfiger: (a) reports on marketing policy of Hilfiger; (b) reports on color, style and fabric trends; (c) samples of advertising materials; (d) display ideas; and (e) Labels.

       6.7 OWNERSHIP OF DESIGNS. All right, title and interest in and to all samples, sketches, designs, and other materials, whether created by Hilfiger or created by Licensee or by third parties (and, if created by Licensee or by third parties, used on or as part of or in connection with the Licensed Products), including any modifications or improvements thereto, are the exclusive property of Hilfiger and this Agreement constitutes an assignment by Licensee to Hilfiger of such rights, to the extent they are not already the property of Hilfiger, and are licensed hereunder solely and exclusively for use in connection with the manufacture and distribution of Licensed Products in the Territory. Provided, however, that notwithstanding anything to the contrary contained herein, Hilfiger shall not have any exclusive right, title or interest in or to any such samples, sketches, designs or other materials that were previously used by Licensee or by any third party on or as part of watches or clocks other than the Licensed Products. Hilfiger may use and permit others to use said designs and other materials in any manner it desires, provided that such use does not conflict with any rights that Hilfiger is granting to Licensee hereunder. Licensee specifically acknowledges that such designs and other materials may be used by Hilfiger and other licensees on Licensed Products in jurisdictions outside the Territory and on products other than Licensed Products anywhere in the world. Licensee will, if requested by Hilfiger and if reasonably possible, place appropriate notices, reflecting ownership of design rights by Hilfiger, on all Licensed Products, Labels and advertising and promotional materials. Licensee will not do or allow to be done anything that may adversely affect any of Hilfiger's design rights. Licensee must disclose and freely make available to Hilfiger any and all developments or improvements it may make relating to the manufacture, promotion and sales of the Licensed Products, including, without limitation, developments and improvements in any machine, process or product design, that may be disclosed or suggested by Hilfiger or regarding any patent or trademark that Licensee is entitled to utilize.

       6.8 COST OF DESIGNS. Licensee shall be responsible for all of its design costs and shall promptly reimburse Hilfiger for (a) all shipping costs associated with the approval and delivery of the designs, and (b) all reasonable travel expenses incurred by Hilfiger in the event Hilfiger travels



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
to Licensee's factories or other facilities as part of the design process.

       6.9 CODE OF CONDUCT. Attached hereto as EXHIBIT F is Hilfiger's Supplier Code of Conduct ("Code") which applies to any entity manufacturing Licensed Products (including the components thereof). Licensee must use its best commercial efforts to ensure that Licensee and all Third Party Manufacturers, Subcontractors and Suppliers comply with the terms of the Code and will evidence such compliance by:

              a. Licensee executing, and having all Third Party Manufacturers, Subcontractors and Suppliers execute, the Code in the form attached hereto, and returning such document to Hilfiger prior to placing any order for Licensed Products with the same; and

              b. displaying and having all Third Party Manufacturers, Subcontractors and Suppliers display the Code, in a clearly visible location in Licensee's manufacturing facilities (if applicable) and in the manufacturing facilities of Licensee's Third Party Manufacturers, Subcontractors and Suppliers, at all times during the Term of this Agreement.

       6.10 MONITORING PROGRAM. Licensee acknowledges that it has in effect or within the first three (3) months of the Term, will have in effect, to the satisfaction of Hilfiger, a program of monitoring manufacturing facilities, whether operated by Licensee, by Third Party Manufacturers, Subcontractors or Suppliers, that is designed to ensure their compliance with the Code and all applicable laws and regulations pertaining to wages, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, the environment, collective bargaining, freedom of association, and that their products and the components thereof are made without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited, bonded, forced or slave labor. Such compliance will be evidenced by Licensee, upon execution of this Agreement, executing and abiding by the Certification in the form as attached hereto as EXHIBIT G, and executing and abiding by any such other form as may reasonably be provided by Hilfiger from time to time.

       6.11 THIRD PARTY MANUFACTURING AGREEMENT. Within thirty (30) days after establishing a new arrangement with a Third Party Manufacturer or Subcontractor, Licensee must inspect each Third Party Manufacturer or Subcontractor and provide approval, signed by an authorized employee or agent of Licensee that such Third Party Manufacturer or Subcontractor is in compliance with Paragraph 6.9 above, and will obtain and provide to Hilfiger the signature of an authorized representative from each of such parties on a Third Party Manufacturing Agreement in the form of EXHIBIT H attached hereto, or such other form as may reasonably be provided by Hilfiger from time to time. Within thirty (30) days after establishing a new arrangement with a Supplier, Licensee must obtain and provide to Hilfiger the signature of an authorized representative from each Supplier on a Certification in the form as EXHIBIT I attached hereto, or such other form as may reasonably be provided by Hilfiger from time to time. In the event Licensee has knowledge of, has reason to believe that any Third Party Manufacturer, Subcontractor or Supplier is in breach of the Third Party Manufacturing Agreement or Certification, as the case may be, Licensee must immediately notify Hilfiger and Licensee shall, at its sole expense, take prompt action to rectify such breach, including, where Hilfiger deems it necessary, immediate termination of its relationship with such Third Party Manufacturer,



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

Subcontractor or Supplier. If Licensee fails to take prompt action or such action is not successful, Licensee will assign its rights to proceed against such Third Party Manufacturer, Subcontractor or Supplier to Hilfiger and Hilfiger will, at Licensee's expense, have the right to pursue all available remedies to protect its rights. Notwithstanding the foregoing, Licensee acknowledges that it will remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of the production of Licensed Products hereunder.

       6.12 INFORMATION ABOUT THIRD PARTY MANUFACTURERS, ETC. In order to maintain Hilfiger's high standard of quality control and to ensure that appropriate measures are taken against counterfeiting, Licensee will provide notice to Hilfiger, on a quarterly basis, including all of the following information:

              a. the name and address of each Third Party Manufacturer, Subcontractor and Supplier;

              b. the type of Licensed Products manufactured by such Third Party Manufacturer and Subcontractor;

              c. quantity of Licensed Products currently on order from each such entity;

              d.     the type of components provided by each Supplier; and

              e.     any other relevant information regarding all such entities.

       6.13 COMPLIANCE WITH APPLICABLE LAWS - GENERALLY. All Licensed Products manufactured and distributed by, or on behalf of, Licensee must be marked, labeled, packaged, advertised, and distributed in accordance with this Agreement, in accordance with all applicable laws, rules and regulations in the Territory, and in such a manner as will not tend to mislead or deceive the public or damage the reputation of the Trademarks.

       6.14 COMPLIANCE WITH PARTICULAR LAWS.

              a. FLAMMABILITY. Licensee will ensure that all Licensed Products are manufactured in compliance with all applicable laws, including, without limitation, the Flammable Fabrics Act, as amended, and regulations thereunder and Licensee guarantees, that with regard to all products, fabrics or related materials used in the manufacture of Licensed Products, for which flammability standards have been issued, amended or continued in effect under the Flammable Fabrics Act, as amended, reasonable and representative tests, as prescribed by the Consumer Product Safety Commission, have been performed that show that Licensed Products at the time of their shipment or delivery conform to the above-referenced flammability standards as are applicable.

              b. FAIR LABOR STANDARDS. All Licensed Products manufactured in the United States of America (whether by Licensee, by Licensee's manufacturer or by manufacturers' contractors) will be in compliance with all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation; and, all Licensed Products manufactured outside the United States (whether by Licensee, by Licensee's manufacturer or by manufacturers' contractors) will be manufactured in compliance with the wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of fifteen or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited, bonded, forced or slave labor.

              c. [INTENTIONALLY OMITTED]

              d. [INTENTIONALLY OMITTED]

              e. NOTICES ON INVOICES. Licensee will require that all commercial invoices (bills of lading) to Licensee that accompany all Licensed Products include the following language (either pre-printed or "stamped") including (1) if the merchandise is manufactured in the United States of America, and (2) if the merchandise is manufactured outside the United States of America:

              We hereby certify that the merchandise (including components thereof) covered by this shipment was manufactured in compliance with the Tommy Hilfiger Supplier Code of Conduct and: (1) it was manufactured in compliance with (a) sections 6, 7, and 12 of the Fair Labor Standards Act, as amended and all regulations and orders of the United States Department of Labor under section 14 thereof, and (b) state and local laws pertaining to child labor, minimum wage and overtime compensation; or (2) it was manufactured in compliance with the wage and hour laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited, bonded, forced or slave labor. We further certify that we have in effect a program of monitoring our subcontractors and suppliers and other designated contract facilities that manufacture TOMMY HILFIGER brand merchandise for compliance with the foregoing. We also certify that the merchandise is in compliance with all laws governing the designation of country of origin and, if applicable, is being shipped under legally issued and valid export license or visa.

       6.15 INSPECTION OF FACILITIES. Licensee will regularly, and not less than two (2) times per year, inspect the facilities it utilizes and those facilities utilized by Third Party Manufacturers, Subcontractors, and Suppliers for compliance with Section 6.14 and will take all action necessary to cure any deficiencies. Licensee further agrees that it will terminate any agreement with any such third party found to be in default of Section 6.14 on three (3) separate inspections. Hilfiger and its duly authorized representatives will have the right, during normal business hours and upon reasonable notice, at its own expense (to be reimbursed by Licensee in the event such inspection reveals a material breach at the facility), to inspect all facilities utilized by Licensee, its Third Party Manufacturers, Subcontractors and Suppliers in connection with the manufacture, storage or distribution of Licensed Products, and to examine: (a) Licensee's manufacturing facilities, residential facilities (if any) and any manufacturing and/or residential facility operated by any of Licensee's Third Party Manufacturers or Subcontractors; and (b) Licensee's and any of Licensee's Third Party Manufacturers or Subcontractors books, records and documents necessary to evidence such entities' compliance with the Code and all applicable laws, rules and regulations. For purposes of this Paragraph, all such books, records and documents shall be maintained by Licensee in a secure and readily accessible location for a period of three (3) years from their creation.

       6.16 MEETINGS. Hilfiger may from time to time but no more than twice a year hold a meeting of Hilfiger's licensees/distributors. Licensee agrees upon receipt of reasonable notice to attend any such meeting(s) at its own expense.

                         ARTICLE 7. SALES AND MARKETING

       7.1 BEST EFFORTS. Licensee will use its best efforts to exploit this license throughout the Territory. Without limitation, Licensee will: (a) offer for sale a commercially reasonably representative quantity of all styles of Licensed Products; (b) offer for sale Licensed Products so that they may be sold to consumers on a timely basis; and (c) reasonably cooperate with Hilfiger's merchandising, sales and anti-counterfeiting programs. Licensee acknowledges that to preserve the goodwill associated with the Trademarks, Licensed Products should be sold at prices and terms reflecting the prestigious nature of the Trademarks, and the reputation of the Trademarks as appearing on goods of high quality and reasonable price, it being understood, however, that Hilfiger is not empowered and has no desire to fix or regulate the prices for which the Licensed Products are to be sold, either at the wholesale or retail level. Licensee shall at all times maintain a sales force for the sale of Licensed Products that will be sufficient to provide effective distribution of the Licensed Products throughout the entire Territory.

       7.2 SALES AND DELIVERIES. Consistently each quarter during the Term, Licensee will ship no less than * of Licensed Products ordered and approved by Licensee for shipment by the date requested by Licensee's customers. An order to be shipped to a customer which is on credit hold or other hold shall not be deemed to be an untimely shipment, provided that Licensee notifies the customer in writing of the existence of the hold on the account and the reason for the hold, prior to the requested shipment date. Each order must bear the respective shipping schedule. On January 15, April 15, July, 15 and October 15, Licensee will supply documentation evidencing such timely delivery during the preceding quarter. Licensee shall not be deemed in breach of this Paragraph until the second quarter in which it violates the terms hereof.

       7.3 CERTIFICATION. Within seventy-five (75) days after the end of each Annual Period, Licensee will present to Hilfiger a certification by an authorized officer of Licensee of the Net Sales of Licensed Products during such Annual Period (the "Certification"). On or before the fifteenth (15th) day of each month, Licensee shall provide to Hilfiger monthly net shipment reports and retail selling reports for the prior month.

       7.4 SALES/MARKETING AND PRODUCTION PLANS. Beginning January 1, 2001, each January 1, April 1, July 1 and October 1, Licensee will submit to Hilfiger, for Hilfiger's approval, a schedule showing in detail the projected sales and marketing plans for the Licensed Products as follows:

            SUBMISSION DATE                        PERIOD TO BE COVERED
            ---------------                        --------------------

            January 1                              April 1 - June 30
            April 1                                July 1 - September 30
            July 1                                 October 1 - December 31
            October 1                              January 1 - March 31

      * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

The first bona fide shipment of Licensed Products to a customer of Licensee shall occur no later than *.

7.5 MINIMUM SALES LEVELS. During each Annual Period, Licensee must achieve the following Minimum Sales Levels:

            Annual Period                    Minimum Sales Level
            -------------                    -------------------

            First                            *
            Second                           *
            Third                            *
            Fourth                           *
            Fifth                            *

The Minimum Sales Level for each Annual Period must be the greater of (a) the amounts set forth above for such Annual Period, if any, and (b) * of the actual Net Sales for the immediately preceding Annual Period. In no event may the Minimum Sales Level for any Annual Period be less than the Minimum Sales Level for the immediately preceding Annual Period.

       7.6 CERTAIN SALES EXCLUDED. Licensee may satisfy its obligation to reach the Minimum Sales Levels set forth above with Net Sales of Licensed Products in the Territory only, including, but not limited to, sales to Licensee's employees, representatives and outlet stores owned or operated by Licensee or its Affiliates. Licensee will not receive credit against Minimum Sales Levels for (a) sales outside the Territory; or (b) sales under Paragraphs 7.10, 7.11, 7.12, or 7.13.

       7.7 APPROVED CUSTOMERS. Licensee may sell Licensed Products only to those specialty shops, department stores and retail outlets (including those who sell directly to the consumer) that carry high quality and prestige merchandise and whose operations are consistent with Hilfiger's reputation and sales policies. Upon execution of this Agreement, and prior to the opening of each selling season (and whenever Licensee wishes to sell Licensed Products to customers not previously approved by Hilfiger), Licensee must submit a list of its proposed customers (not including previously approved customers) for Hilfiger's written approval. Hilfiger has the right to withdraw any such approval on written notice to Licensee, provided, however, that Hilfiger will not withdraw approval of a customer which is then carrying any products of Hilfiger's mens sportswear licensee unless Hilfiger is reasonably dissatisfied with the display, delivery or inventory model of Licensed Products of such customer. After such notice, Licensee may not accept additional orders for Licensed Products from such customer, but may fill any existing order.

       7.8 PROHIBITED SALES. Except as expressly permitted by Hilfiger in writing, Licensee may not (a) market or promote or seek customers for Licensed Products outside of the Territory; (b) establish a branch, wholly owned subsidiary, distribution center or warehouse with inventories of Licensed Products outside of the Territory which shall not be a manufacturing facility where such Licensed Products are manufactured or a party under contract, directly or indirectly, with such a manufacturing facility; (c) sell or distribute any Licensed Products to wholesalers, jobbers, diverters, catalog vendors or any other entity that does not operate retail stores exclusively other than to a distributor which distributes only to U.S. military bases; (d) sell Licensed Products directly to the public in retail stores, except through outlet stores operated by Licensee or an

      * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

Affiliate of Licensee; (e) sell or distribute any Licensed Products over the Internet or any other global or regional computer access network; (f) use Licensed Products as giveaways, prizes or premiums, except for promotional programs which have received the prior written approval of Hilfiger; or (g) sell Licensed Products to any Affiliate of Licensee (except for Affiliates of Licensee which operate outlet stores) or any of its directors, officers, employees or any person having an equity participation in or any other affiliation to Licensee, other than to Licensee's employees or other representatives for their personal use, without the prior written approval of Hilfiger. Hilfiger may, at Licensee's expense, purchase any Licensed Products found in the marketplace that Licensee has sold to unapproved customers. Licensee shall include and shall enforce the following on all invoices to its customers:

              "Limitations on Sale by Buyer.

              Seller expressly reserves the right to limit the amount of merchandise delivered to only such quantities as are necessary to meet the reasonably expected demand at Buyer's store locations.

              This Merchandise is sold to Buyer for resale to the ultimate consumer only and only from such store locations as have been approved in writing by Seller. Buyer shall be expressly prohibited from selling the merchandise purchased hereunder to a retailer or other dealer in like merchandise, or to any party who Buyer knows, or has reason to know, intends to resell the merchandise.

              The merchandise purchased hereunder may not be sold by Buyer from any store locations which Seller has advised Buyer do not qualify as an acceptable location."


       7.9 SHOWROOMS AND IN-STORE SHOPS.

              a. SHOWROOM. Licensee may display Licensed Products for wholesale sale only in a separate showroom, designed and displayed in accordance with Hilfiger's specifications, apart from any showroom(s) in which Licensee or another business may sell goods other than Licensed Products. The style and manner in which Licensed Products will be displayed in said showroom are subject to Hilfiger's approval. Licensee acknowledges that Hilfiger may require Licensee to lease (the "Lease") a portion of the premises at 25 West 39th Street, New York, New York for Licensee's divisional offices and primary showroom. The Lease shall include the business terms listed on Exhibit O and shall be in the form attached hereto as EXHIBIT J as the same may be reasonably modified and agreed to by the parties;

              b. OTHER LICENSEE'S SHOWROOM. In the event that Licensee maintains a showroom in a city in which another licensee of Hilfiger maintains a showroom, Hilfiger may require Licensee's showroom to be located in that showroom or adjacent thereto.

              c. FIXTURES. Licensee will, as hereinafter set forth, participate in any in-store shop or main floor fixturing program with any of Licensee's customers for the sale of Licensed Products. Licensee will fixture or cause to be refixtured each in-store shop and area dedicated to the sale of Licensed Products within sixty (60) days after notice from Hilfiger or, without notice from Hilfiger, no less often than * during the Term. Such notice may be given by Hilfiger as to a particular in-store shop no more often than once every



                                       13
* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

six (6) months. Hilfiger and Licensee shall, each six (6) months during the Term, consult in good faith regarding standards and specifications for such fixturing, however, such standards and specifications ultimately shall be subject to Hilfiger's approval, and Licensee shall be responsible for causing all fixturing to be undertaken in a manner consistent with such plans and specifications, as modified from time to time, during each six month review. To the extent that the same is not paid for by Licensee's customers, Licensee shall pay for such fixturing. Without limitation to the foregoing, during the Term, Licensee will spend not less than the following amounts to fixture or cause to be refixtured each in-store and area dedicated to the sale of Licensed Products.

            Annual Period                      Fixturing Obligation
            -------------                      --------------------

            First                              *
            Second                             *
            Third                              *
            Fourth                             *
            Fifth and thereafter               *

Any amounts set forth above that are not expended in the designated Annual Period will be added to the amounts set forth the next succeeding Annual Period. Any amounts in excess of the Fixturing Obligations set forth above which Hilfiger requires Licensee to spend in any Annual Period shall be reasonably required.

       7.10 PRODUCTS FOR HILFIGER'S USE. Licensee will supply to Hilfiger, at Licensee's sole cost and expense, two (2) sets of each Seasonal Collection for Hilfiger's public relations purposes, two (2) sets of for Hilfiger's advertising purposes, a reasonable quantity of Licensed Products for Hilfiger's showrooms and advertising and a reasonable quantity of Licensed Products for Mr. Tommy Hilfiger's personal use.

       7.11 PURCHASES BY HILFIGER. In addition to the Licensed Products which Licensee provides to Hilfiger pursuant to Paragraph 7.10 above, Licensee will permit Hilfiger to purchase a reasonable amount of Licensed Products for the personal use of Hilfiger's employees from Licensee at * of such Licensed Products on standard industry terms.

       7.12 PURCHASES BY OUTLET STORES OWNED BY OR AFFILIATED WITH HILFIGER. Licensee will offer for sale all Closeouts and Seconds to outlet Tommy Hilfiger Stores ("Outlet Stores") prior to offering such Closeouts and Seconds to other parties. In no event shall Licensee make available to Outlet Stores fewer Licensed Products than it makes available to outlet stores operated by Licensee or an Affiliate of Licensee. The price for such Closeouts and Seconds and any other Licensed Products purchased by Outlet Stores will *. Licensee will fill the orders of the Outlet Stores in a manner at least as favorable as Licensee fills orders from its other customers. Hilfiger and Licensee agree to waive any restrictions in their respective real estate leases for outlet stores which prohibit the sale of each other's products.

       7.13 PURCHASES BY RETAIL STORES OWNED BY OR AFFILIATED WITH HILFIGER. Beginning on the first day of each of Licensee's market periods, retail and flagship Tommy Hilfiger Stores

     * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

("Retail Stores") may purchase Licensed Products at a price equal to *. Licensee will fill the orders of the Retail Stores a manner at least as favorable as Licensee fills orders from its other customers. In addition, Retail Stores may contract for special programs of Licensed Products at a price equal to * which would be reasonably ascribed to such products if the same were to be sold by Licensee to other customers.

       7.14 DISPOSAL OF SECONDS AND CLOSE-OUTS.

              a. SECONDS. Licensee may sell Seconds only in a way that will not reduce the value of the Trademarks and will obtain the express prior written consent of Hilfiger with respect to the terms and method of such disposal. Licensee shall have the right to sell Seconds to outlet stores operated by Licensee or an Affiliate of Licensee. All Seconds approved for sale by Hilfiger must be clearly marked "Seconds" or "Irregular". The percentage of Seconds that may be disposed of pursuant to this Paragraph 7.14(a) may not, in any event, exceed * the total number of units of Licensed Products distributed by Licensee in any Annual Period.

              b. CLOSE-OUTS/OFF-PRICE SALES. Licensee may sell Close-Outs and Off-Price Sales items only in a way that will not reduce the value of the Trademarks and will obtain the express prior written consent of Hilfiger with respect to the terms and method of such disposal. Licensee may make Close-Outs and Off-Price Sales to outlet stores operated by Licensee or an Affiliate of Licensee. The percentage of Close-Outs and Off-Price Sales of any of the Licensed Products combined that may be disposed of pursuant to this Paragraph 7.14(b) may not, in any event, exceed * the total number of units of Licensed Products distributed by Licensee in each Annual Period. All sales of Licensed Products by Outlet Stores operated by Licensee or an Affiliate of Licensee shall be considered Off-Price Sales hereunder.


                             ARTICLE 8. ADVERTISING

       8.1 GUARANTEED MINIMUM ADVERTISING PAYMENT. Licensee will, during each Annual Period or portion thereof (calculated on a pro rata basis), pay to Hilfiger the Guaranteed Minimum Advertising Payments listed below. Guaranteed Minimum Advertising Payments will be payable in quarterly installments concurrently with the Guaranteed Minimum Royalty Payments in advance on the first day of each quarter, except that for the First Annual Period, the Guaranteed Minimum Advertising Payments shall be paid as follows: * on the date hereof, and five equal payments of *.

                                         Guaranteed Minimum
            Annual Period                Advertising Payment
            -------------                -------------------

            First                        *
            Second                       *
            Third                        *
            Fourth                       *
            Fifth                        *

     * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

In the event that the foregoing payment schedule is not sufficient to pay for expenditures made by Hilfiger pursuant to the advertising plan submitted by Hilfiger for that Annual Period, Licensee will accelerate, any or all of such payments, as necessary, on ten (10) days written notice. In the event that during any Annual Period, the Percentage Advertising Payments under Paragraph
8.2 below exceed the entire Guaranteed Minimum Advertising Payment with respect to that Annual Period, no further Guaranteed Minimum Advertising Payment need be made for such Annual Period.

In no event shall the Guaranteed Minimum Advertising Payment for any Annual Period be less than * for such Annual Period as the same may be adjusted pursuant to Paragraph 7.5 above.

       8.2 ADVERTISING PAYMENTS.

              a. PERCENTAGE AND BRAND ADVERTISING PAYMENTS. During each Annual Period or portion thereof during the Term, Licensee will pay to Hilfiger a Percentage Advertising Payment equal to * and a Brand Advertising Payment equal to *. Percentage Advertising Payments will be payable in quarterly installments on January 15, April 15, July 15 and October 15 for the immediately preceding quarter in which the Licensed Products are sold, less Guaranteed Minimum Advertising Payments for such period. Payment of the Guaranteed Minimum Advertising Payment provided for in paragraph 8.1 will not relieve Licensee of its obligation to make the Percentage Advertising Payments, it being understood and agreed by Licensee that it is obligated each Annual Period to pay the greater of (i) the Guaranteed Minimum Advertising Payment and (ii) the Percentage Advertising Payment. No advertising payment will be due on purchases of Licensed Product by Tommy Hilfiger Retail Stores or Outlet Stores, or with respect to purchases by Hilfiger. Brand Advertising Payments will be payable simultaneously with the Percentage Advertising Payments. There will be no credit for Guaranteed Minimum Advertising Payments against the Brand Advertising Payments.

              b. ADDITIONAL ADVERTISING PAYMENT. Beginning with the second Annual Period, in addition to the Percentage Advertising Payment, Licensee shall pay to Hilfiger * per Annual Period. These payments shall hereinafter be referred to as " Additional Advertising Payments." The Additional Advertising Payments shall be made in equal installments and shall be due simultaneously with the Percentage Advertising Payments.

       8.3 MEDIA PLAN AND ADVERTISING SPENDING.

              a. MEDIA PLAN. Each January and June, Hilfiger and Licensee will discuss the media plan for the next six (6) month period (July - December and January-June respectively) in an effort to reach an agreement regarding such plans. A similar discussion will be had in connection with any changes to any such plan. In the absence of such agreement, Hilfiger may prohibit the planned placement of any advertisement, but may not require the new placement without Licensee's written consent, which consent Licensee may withhold in its sole discretion.

              b. HILFIGER'S ADVERTISING SPENDING. Hilfiger and Licensee shall discuss the creative and media plans in an effort to reach a mutual agreement, but in the absence of such agreement, Hilfiger will spend the amounts received from Licensee pursuant to Paragraphs 8.1 and 8.2 above within twelve (12) months of the time the same is received by Hilfiger from

      * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

Licensee in promoting and advertising Licensed Products and the Trademarks in the Territory as follows: (i) * of the Guaranteed Minimum Advertising Payments and Percentage Advertising Payments will be spent on advertisements which promote and depict Licensed Products and contain the words "watch" or "watches"; (ii) Brand Advertising Payments, other than the Guaranteed Minimum Advertising Payments and Percentage Advertising Payments will be expended by Hilfiger in any manner that Hilfiger, in its sole discretion, deems appropriate; and (iii) the Additional Advertising Payment will be spent on advertisements that include Licensed Products without any input from Licensee. Such expenditures will include, without limitation, marketing, advertising, public relations, special events and promotions, production, administration and other costs related to all of the foregoing. Additionally, Licensee acknowledges that, as it derives certain benefits from advertising activities, Hilfiger may allocate a portion of Licensee's payments toward Hilfiger's (or its affiliates' or licensees') production of advertising materials and costs incurred in connection therewith (e.g. costs for photographers, models, usage rights, advertising shoots, etc.). Within sixty (60) days after the end of each quarter during each Annual Period, Hilfiger will provide to Licensee a statement of advertising for Licensed Products placed during that preceding quarter. Such statement shall also include a detailed breakdown of (i) the cost of such advertising, including without limitation, the cost by advertisement of all photography, talent, production costs, agency fees, media and all relevant costs (ii) identification of all publications and broadcasts in which advertising appeared including publication or broadcast date, estimated audience/impressions and proof of performance (for Radio and TV ads, station affidavits and invoices and for print ads, tear-sheets and invoices) and such other details as Licensee shall reasonably request. In the event that the cost of such advertising is less than the total advertising payments made by Licensee to Hilfiger for that Annual Period, Hilfiger agrees to place additional advertising in an amount equal to the shortage during the next Annual Period. Any apportionment of advertising costs among Licensed Products and other products bearing the Trademark shall be made by Hilfiger in its sole discretion. Additionally, Hilfiger intends to undertake various endorsements, team and event sponsorship and other such activities as Hilfiger deems appropriate as part of a worldwide marketing program to develop its image internationally. Subject to the foregoing, Hilfiger will be entitled to allocate a portion of Licensee's advertising payments toward Licensee's share of the cost of such program.

       8.4 APPROVAL OF LABELS AND LICENSEE'S ADVERTISING. All Labels and advertising copy and the medium of all advertising placed by Licensee, if any, must comply strictly with specifications provided from time to time by Hilfiger and are, at all times, subject to the approval of Hilfiger. No advertising, including cooperative advertising whereby Licensee provides a customer with a contribution toward the cost of an advertisement for Licensed Products, whether credit or otherwise, may be used without the prior written consent of Hilfiger in each instance. Additionally, under no circumstances will Licensee be permitted to advertise Licensed Products over any medium not previously approved by Hilfiger in writing. To such end, unless otherwise approved in writing by Hilfiger, the Internet or any other global or regional computer access network is deemed an unapproved medium for advertising. The use of any Labels or advertising not approved by Hilfiger is expressly prohibited. All Labels must use the Trademarks, but no other trademark or trade name may be used on any Label or on the Licensed Products except as may be required by applicable law or permitted by Hilfiger in writing. Licensee shall not be permitted to use its name(s) on Licensed Products or Labels displaying the Trademark other than as specifically approved by Hilfiger in writing. Any Labeling materials provided by Hilfiger to Licensee will be so provided at Licensee's expense, at Hilfiger's cost of producing and providing the same. To protect the Trademarks, Hilfiger reserves the right to require Licensee to purchase Labels only from sources designated by Hilfiger, provided that such sources provide the labels to Licensee in a

      * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

reasonably competitive manner as to price and delivery.

       8.5 LAUNCH. In addition to the advertising requirements of Paragraphs 8.1 and 8.2, Licensee will host a launch event and distribute a gift package to the fashion and financial press and to major retail accounts during the initial selling season for the first Seasonal Collection to be sold under this Agreement. Such event shall be comparable to similar launch events hosted by Hilfiger's other licensees of the Trademarks and shall reasonably reflect the prestige of the Trademarks and the relative significance of Licensed Products to Hilfiger.

       8.6 FASHION SHOW. Licensee shall, at Licensee's sole cost and expense, provide Licensed Products in reasonable quantities for fashion shows held by Hilfiger and/or its other licensees.

       8.7 TRADE SHOWS. Licensee may not participate in trade shows, other than the Basel and Las Vegas trade shows, without the prior written consent of Hilfiger.

       8.8 PUBLIC ANNOUNCEMENTS. Licensee's press releases and other public announcements related to Licensee's operations hereunder, are subject to approval by Hilfiger, which shall not be unreasonably withheld in the event the same is required by law.


                      ARTICLE 9. ROYALTIES AND RELATED FEES

       9.1 GUARANTEED MINIMUM ROYALTY. Licensee shall, during each Annual Period or portion thereof (calculated on a pro rata basis), pay to Hilfiger the Guaranteed Minimum Royalties listed below. Guaranteed Minimum Royalties will be payable in quarterly installments in advance on the first day of each quarter during each Annual Period during the Term, except that for the First Annual Period, the Guaranteed Minimum Royalties will be paid in four (4) equal installments as follows: the first on the date hereof, and the others on April 1, 2001, July 1, 2001 and October 1, 2001.

            Annual Period                      Guaranteed Minimum Royalty
            -------------                      --------------------------

            First                              *
            Second                             *
            Third                              *
            Fourth                             *
            Fifth                              *

In the event that during any Annual Period, the actual payments under Paragraph
9.2 below exceed the entire Guaranteed Minimum Royalty with respect to that Annual Period, no further Guaranteed Minimum Royalty payments need be made for such Annual Period.

In no event shall the Guaranteed Minimum Royalty for any Annual Period be less than * percent of the Minimum Sales Level for such Annual Period as the same may be adjusted pursuant to Paragraph 7.5 above.

       9.2 PERCENTAGE ROYALTY. Except as specifically exempted, all Licensed Products sold by Licensee, or Affiliates of Licensee or subsidiaries, require the payment of the Percentage

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

Royalty. No Percentage Royalty will be due on purchases of Licensed Product (including Closeouts, Seconds, Off-Price Sales items, or special programs) by Retail Stores or Outlet Stores, or with respect to purchases by Hilfiger or any entity controlled by, under common control with or controlling Hilfiger, including purchases under Paragraphs 7.10 through 7.13. Percentage Royalties shall be payable in quarterly installments within thirty (30) days after the end of each Annual Period quarter for the immediately preceding quarter in which the Licensed Products are sold, less Guaranteed Minimum Royalty payments for such period, and each payment must be submitted with the royalty statement described below. All royalties shall accrue upon the sale of Licensed Products, regardless of the time of collection by Licensee. For purposes of this paragraph, a Licensed Product shall be considered "sold" upon the date of billing, invoicing, shipping, or payment, whichever occurs first.

       9.3 ROYALTY STATEMENTS. Licensee will submit, at the time each Percentage Royalty Payment is due, to Hilfiger complete and accurate royalty statements in the form attached hereto as EXHIBIT K, signed by an authorized officer of Licensee and certified by him/her as accurate indicating all of the following information by month: (a) the total invoice price of all Licensed Products sold during the period covered by such Percentage Royalty payment; (b) the amount of discounts and credits from Gross Sales that may be deducted therefrom, during said period; and (c) computation of the amount of Percentage Royalty for said period. Licensee will identify separately all sales to Affiliates of licensee. Receipt or acceptance by Hilfiger of any statement furnished, or of any sums paid by Licensee, will not preclude Hilfiger from questioning their correctness at any time. On the other hand, reports submitted by Licensee will be binding and conclusive on Licensee in the event of any termination based on a breach by Licensee arising out of any payment or report.

       9.4 MERCHANDISE COORDINATOR PROGRAM. For the first Annual Period, Licensee shall use its own merchandise coordinators, but will have them trained and supervised by Hilfiger's coordinator training personnel, at Licensee's cost. Licensee total cost for maintaining a merchandise coordinator program in this manner shall be not less than * of Licensee's Net Sales. At the end of the first Annual Period, or at any time thereafter, Hilfiger may review the performance of Licensee's coordinators and if Hilfiger reasonably determines that Licensee's coordinators are not performing adequately, Licensee will turn this responsibility over to Hilfiger's Merchandise Coordinator Program. In such event, Licensee will pay to Hilfiger * of Net Sales (excluding sales of Seconds and Close-Outs) in each Annual Period for its participation in Hilfiger's Merchandise Coordinator Program. This amount will be payable in quarterly installments on January 1, April 1, July 1 and October 1.

       9.5 NO SET-OFF. The obligation of Licensee to pay royalties hereunder is absolute notwithstanding any claim that Licensee may assert against Hilfiger. Licensee will not have the right to set-off, compensate or make any deduction from such royalty payments for any reason whatsoever.


       ARTICLE 10. MANNER OF PAYMENT, INTEREST, BOOKS AND RECORDS, INSPECTION

       10.1 MANNER OF PAYMENT. All payments required by Licensee hereunder will be made to Hilfiger in Delaware in U.S. Dollars.

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

       10.2 INTEREST ON LATE PAYMENTS. In addition to any other remedy available to Hilfiger, if any payment due under this Agreement is delayed for any reason, interest will accrue and be payable, to the extent legally enforceable, on such unpaid principal amounts from and after the date on which the same became due, at a per annum rate equal to the lesser of (a) two (2) points above the prime rate of interest in effect on the due date of the late payment as quoted by Chase Manhattan Bank in New York, New York, U.S.A. and (b) the highest rate permitted by law in New York.

       10.3 TAXES. Licensee will bear all taxes, duties and other governmental charges in the Territory relating to or arising under this Agreement, including without limitation, any state or federal income taxes (except withholding taxes on royalties and except taxes based on the income of Hilfiger which shall be paid by Hilfiger), any stamp or documentary taxes or duties, turnover, sales or use taxes, value added taxes, excise taxes, customs or exchange control duties and any other charges relating to or on any royalty payable by Licensee to Hilfiger. Licensee will obtain, at its own cost and expense, all licenses, reserve bank, commercial bank or other bank approvals, and any other documentation necessary for the importation of materials and the transmission of royalties and all other payments relevant to Licensee's performance under this Agreement. If any tax or withholding is imposed on the royalties due hereunder, Licensee shall promptly provide Hilfiger with appropriate evidence of the tax payment or withholding or of an extension of time to pay the same.

       10.4 BOOKS AND RECORDS. Licensee will, at its sole cost and expense, maintain complete and accurate books and records (specifically including, without limitation, the originals or copies of documents supporting entries in the books of account) covering all transactions arising out of or relating to this Agreement for at least three (3) years after the date of such transaction. Hilfiger will have the right, upon ten (10) days prior written notice to Licensee, during normal business hours, for the duration of this Agreement and for three (3) years thereafter, to examine and copy said books and records and all other supporting documents and materials in the possession of and under the control of Licensee with respect to the subject matter and terms of this Agreement, including Licensee's internal control report. The exercise by Hilfiger of any right to audit at any time or times or the acceptance by Hilfiger of any statement or payment shall be without prejudice to any of Hilfiger's rights or remedies and shall not bar Hilfiger from thereafter disputing the accuracy of any payment or statement and Licensee will remain fully liable for any balance due under this Agreement. Licensee will assign style or stock keeping unit (SKU) numbers to Licensed Products that are unique from numbers for any products other than the Licensed Products that Licensee may manufacture and/or sell. The style or SKU number assigned to each Licensed Product shall be identical to the style or SKU number utilized to identify that Licensed Product in all Licensee's books and records. All documents evidencing the sale of Licensed Products shall state the style and number of each of such products. Licensee may not use terms such as "assorted" or "irregular" without a style specification. All sales of the Licensed Products will be made on invoices that (a) contain a statement that the invoice shall be paid only to an account owned by Licensee or its assignee, and (b) are recorded in a separate ledger account. Licensee shall maintain separate monthly customer statements showing sales of Licensed Products only.

       10.5 UNDERPAYMENTS. If, upon any examination of Licensee's books and records, Hilfiger discovers any royalty underpayment by Licensee, Licensee will make all payments required to be made to correct and eliminate such underpayment within ten (10) days thereafter. In addition, if said examination reveals a royalty underpayment of five percent (5%) or more, for any royalty period, Licensee will reimburse Hilfiger for the cost of said examination within ten (10) days after Hilfiger's demand. Any payment by Licensee hereunder shall not preclude Licensee from contesting the results of Hilfiger's audit.

       10.6 FINANCIAL STATEMENTS. Licensee will provide to Hilfiger copies of its annual report on form 10-K and quarterly reports on form 10-Q as filed with the United States Securities and Exchange Commission within five (5) days after the date such reports are filed.


                   ARTICLE 11. REPRESENTATIONS AND WARRANTIES

       11.1 REPRESENTATIONS AND WARRANTIES. Each party hereby represents, warrants and covenants that:

              a. it has the full right, power and authority to enter into this Agreement, and to perform all of its obligations hereunder;

              b. it is financially capable of undertaking the business operations which it conducts and of performing its obligations hereunder;

              c. it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

              d. all necessary corporate acts have been effected by it to render this Agreement valid and binding upon it; and

              e. in its negotiations relative to this Agreement, it has not utilized the services of any finder, broker or agent and it owes no commission or fees to any such person in relation hereto. Each party agrees to indemnify the other against, and hold it harmless from, any and all liabilities (including, without limitation, reasonable legal fees) to any person, firm or corporation claiming commissions or fees in connection with this Agreement or the transactions contemplated hereby as a result of an agreement with or services rendered to such party.

       11.2 REPRESENTATIONS BY HILFIGER.

              a. Hilfiger represents that no other party has superior rights to the Trademarks for the Licensed Products; and

              b. Hilfiger has not previously granted a license covering the Licensed Products in the Territory to any third party.

       11.3 REPRESENTATIONS BY LICENSEE.

              a. MGI represents that on the date hereof and throughout the Term NAI shall be a wholly-owned subsidiary of MGI.

               ARTICLE 12. CONFIDENTIALITY AND HIRING OF EMPLOYEES

       12.1 CONFIDENTIALITY. Any and all information of any kind in any form acquired, devised or developed from either party, such party's files or such party's personnel, suppliers, subcontractors, or Third Party Manufacturers by the other, including but not limited to the terms of this Agreement, prints, designs, ideas, sketches and other materials or Trade Secrets, shall be deemed Confidential Information and shall be maintained by each such party and its Affiliates and their respective employees, attorneys, accountants and bankers, in strict confidentiality. Confidential Information shall not include information (a) generally known to the public, (b) previously known to the recipient, or (c) properly received by the recipient outside the scope of this Agreement and from any third party not affiliated with the protected party and not under any duty to the protected party not to disclose such information. Each party agrees not to disclose, in whole or in part, any Confidential Information to any third party, except upon consent of the other or pursuant to, or as may be required by law, or in connection with regulatory or administrative proceedings and only then with reasonable advance notice of such disclosure to the other, and provided, (a) that each such person shall agree to be bound by the terms of this Agreement; (b) that Confidential Information shall be used by the party to whom disclosed, and such persons solely as provided hereunder; and that Confidential Information shall be revealed only to those officers, directors and employees of such party, respectively, on a need to know basis. Licensee shall take all reasonable precautions to protect the secrecy of the materials, samples, and designs constituting Confidential Information prior to their commercial distribution or the showing of samples for sale, and shall not sell any merchandise employing or adapted from any of said designs except under the Trademarks. Hilfiger shall take all reasonable precautions to protect the secrecy of the original designs created by Licensee for Licensed Products prior to their advertisement, commercial distribution or the showing of samples for sale. Neither Hilfiger nor Licensee may, at any time during the term of this Agreement, disclose or use for any purpose, other than as contemplated by this Agreement, any revealed or otherwise acquired confidential information and data relating to the business of the other. The identity of Licensee's Third Party Manufacturers, Subcontractors and Suppliers shall be deemed Confidential Information and Hilfiger shall not directly contract with the same in connection with the manufacture of Licensed Products.

       12.2 HIRING OF EMPLOYEES. During the Term and for a period of * thereafter, neither party will directly or indirectly solicit the employment on a full or part- time basis of any employee of the other or of its affiliates.


                      ARTICLE 13. TRADEMARKS AND COPYRIGHTS

       13.1 RIGHTS TO THE TRADEMARKS. Licensee acknowledges the great value of the goodwill associated with the Trademarks, and acknowledges that the Trademarks and all the rights therein, and goodwill attached thereto, belong exclusively to Hilfiger. Licensee will not, during the Term or thereafter: (a) do, or otherwise suffer to be done, any act or thing that might, in any way, adversely affect the rights of Hilfiger in and to the Trademarks or that, directly or indirectly, may reduce the value of the Trademarks or detract from their reputation; (b) prosecute an application to register the Trademarks; (c) attack Hilfiger's title or right in and to the Trademarks; (d) attack the validity of this license or the Trademarks; or (e) contest the fact that Licensee's rights under this Agreement (i) are solely those of a manufacturer and distributor and, (ii) subject to the provisions of Articles 14 and 15 hereof, cease upon expiration or termination of

         * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

this Agreement. The provisions of this Paragraph 13.1 will survive the expiration and termination of this Agreement.

       13.2 PROTECTING THE TRADEMARKS. Licensee will cooperate fully and in good faith with Hilfiger for the purpose of securing, preserving and protecting Hilfiger's rights in and to the Trademarks. At the request of Hilfiger, Licensee will execute and deliver to Hilfiger any and all documents and do all other acts and things that Hilfiger reasonably deems necessary or appropriate to make fully effective or to implement the provisions of this Agreement relating to the ownership, use or registration of the Trademarks. Hilfiger will reimburse Licensee for Licensee's reasonable out of pocket expenses incurred in providing the foregoing.

       13.3 COMPLIANCE WITH NOTICE AND OTHER REQUIREMENTS. Licensee will use the Trademarks strictly in compliance with all applicable legal requirements. Whenever the Trademarks are used on any item of packaging or labeling or in any advertisement, there must be an indication of trademark status, in the case of a registered trademark by use of the registration symbol, i.e., (R) and in the case of all other trademarks by the symbol TM, or other appropriate symbols of similar import acceptable to Hilfiger or required by applicable law. Upon expiration or termination of this Agreement for any reason whatsoever, Licensee will execute and deliver to Hilfiger any and all documents required by Hilfiger for terminating any and all registered user agreements and other documents regarding Licensee's use of the Trademarks.

       13.4 OWNERSHIP OF COPYRIGHTS. Except as otherwise provided in Section 6.7, any copyrights created by or for Licensee in any sketch, design, print, package, label, tag or the like designed and approved for use exclusively in connection with Licensed Products are hereby assigned by Licensee to Hilfiger. Licensee will not, at any time, do, or otherwise suffer to be done by any of its Affiliates or any Third Party Manufacturer, any act or thing that may adversely affect any rights of Hilfiger in such copyrights, and will, at Hilfiger's request, do all things reasonably required by Hilfiger to preserve and protect said rights, including the placement of appropriate notices of copyright ownership.

       13.5 INFRINGEMENT. Licensee must promptly notify Hilfiger of any infringement or other misuse of the Trademarks or the use by any person of any trademarks or trade names confusingly similar to the Trademarks that comes to its attention. Hilfiger will take such action as it deems advisable, and Licensee will assist in such action, as Hilfiger may reasonably request, at Hilfiger's expense. In no event, however, will Hilfiger be required to take any action if it deems it inadvisable to do so and Licensee will have no right to take any action without the prior written consent of Hilfiger. However, In the event of any infringement or other misuse of the Trademarks on items identical or similar to Licensed Products, Hilfiger will take the measures it deems appropriate to protect the Trademarks and Licensee, at Hilfiger's request, will pay the costs incurred therefor..

       13.6 COUNTERFEIT PROTECTION. Licensee will cooperate with Hilfiger as reasonably requested by Hilfiger in all efforts to prevent counterfeiting. All Licensed Products shall bear and use any counterfeit preventive system, devices or labels reasonably designated by Hilfiger. At its option, Hilfiger may supply the system, devices or labels (provided that they are supplied on a timely basis), that Licensee must use for which Licensee will pay all reasonable out of pocket costs incurred by Hilfiger, in advance upon presentation to Licensee of appropriate documentation substantiating such costs. In no event shall Licensee be required to pay more costs hereunder in excess of * during any Annual
Period.

** CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

       13.7 USE OF OTHER TRADEMARKS. During the Term (except for the tenth Annual Period if this Agreement has not been further renewed or extended), neither Licensee, nor any Affiliate of Licensee, or company in which the controlling shareholders of Licensee are partners, or in which Licensee is a partner, may act as a licensee or distributor in the Territory of any products within the definition of Licensed Products, under any name which is set forth on EXHIBIT L, or in the future as to names which * unless expressly consented to by Hilfiger, except as a result of the acquisition by Licensee of substantially all of the assets of or the outstanding securities of or otherwise acquiring control of an entity which, other than as its primary function, acts as a distributor or licensee of products bearing such competitive names. If such consent is given, unless prohibited by other agreements, Licensee will provide Hilfiger with samples of any such competitive products it manufactures and distributes that do not bear the Trademarks. (Licensee may act as a manufacturer only of such products, provided that Licensee is not the licensee or distributor thereof.) In all cases, the design and style of any such products or any of Licensee's private label products, must be clearly distinguished from Licensed Products. A breach of this clause will constitute a violation of Licensee's obligation to use its best efforts to exploit this license. Licensee must maintain the design, merchandising, packaging, sales and display of all of Licensee's other products separate and distinct from Licensed Products.

       13.8 USE OF TRADEMARKS ON INVOICES, ETC. Licensee must submit to Hilfiger for prior approval, the proposed use of the Trademarks on invoices, business cards, order forms, stationery and related materials and in advertising in telephone and other directory listings.

       13.9 MONITORING. Licensee will actively monitor use of the Trademarks by third parties, including by its customers, and will use its best efforts to see that such use does not impair the image or reputation of the Trademarks; provided, however, that Licensee will have no obligation to place any unlawful restrictions on third parties.


                             ARTICLE 14. INSOLVENCY

       14.1 EFFECT OF PROCEEDING IN BANKRUPTCY, ETC. If either party institutes for its protection or involuntarily is made a defendant in any proceeding under bankruptcy, insolvency, reorganization or receivership law, and in the event of such an involuntary proceeding, the same is not dismissed within sixty (60) days, or if either party is placed in receivership or makes an assignment for benefit of creditors or is unable to meet its debts in the regular course of business, the other party may elect to terminate this Agreement immediately by written notice to the other party without prejudice to any right or remedy the terminating party may have, including, but not limited to, damages for breach.

       14.2 RIGHTS PERSONAL. The license and rights granted hereunder are personal to Licensee. No assignee for the benefit of creditors, receiver, trustee in bankruptcy, sheriff or any other officer or court charged with taking over custody of Licensee's assets or business, shall have any right to continue performance of this Agreement or to exploit or in any way use the Trademarks if this Agreement is terminated pursuant to Paragraphs 14.1 and 14.2, except as may be required by law.





                                       24
* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

       14.3 TRUSTEE IN BANKRUPTCY. Notwithstanding the provisions of Paragraph
14.2 above, in the event that, pursuant to applicable bankruptcy law (the "Code"), a trustee in bankruptcy, receiver or other comparable person, of Licensee, or Licensee, as debtor, is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a third party, which assignment satisfies the requirements of the Code, the trustee or Licensee, as the case may be, must notify Hilfiger. Said notice shall set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice will be deemed to constitute an offer to Hilfiger to have this license assigned to it or its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. Hilfiger may accept the aforesaid offer only by written notice given to the trustee or Licensee, as the case may be, within fifteen (15) days after Hilfiger's receipt of the notice to such party. If Hilfiger fails to deliver such notice within the said fifteen (15) days, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein. Nothing contained herein will be deemed to preclude or impair any rights that Hilfiger may have as a creditor in any bankruptcy proceeding.


                     ARTICLE 15. EXPIRATION AND TERMINATION

       15.1 OTHER RIGHTS UNAFFECTED. Expiration or termination of this Agreement will not affect any obligation of either party to make payments to the other hereunder accruing prior to such expiration or termination or in respect to an antecedent breach of this Agreement, and will not prejudice any other right of either party hereunder including, without limitation damages for breach and each party agrees to reimburse the other for any reasonable costs and expenses (including reasonable attorneys' fees) incurred by such other party in enforcing its rights hereunder. Except as required by law, no assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee's assets shall have the right to continue the performance of this Agreement.

       15.2 TERMINATION WITHOUT RIGHT TO CURE. Hilfiger will have the right to immediately terminate this Agreement by giving Licensee a notice of termination, without giving Licensee any right to cure, if Licensee:

              a. makes an unauthorized disclosure of Confidential Information or Trade Secrets, other than inadvertent disclosures;

              b. institutes proceedings seeking relief under a bankruptcy act or any similar law, or otherwise violates the provisions of Paragraph 14.1 thereof;

              c. transfers or agrees to transfer substantially all of its property, its shares of stock or, this Agreement in violation of Paragraphs 21.5 or 21.6 hereof;

              d. exhibits, displays, or distributes unapproved products that bear the Trademarks, which action would reasonably be expected to adversely effect any of the image, prestige, value or ownership of the Trademarks, the Licensed Products or Hilfiger;

              e. without the prior written consent of Hilfiger, uses the Trademarks in an unauthorized or improper manner, other than as a result of inadvertence, which action would reasonably be expected to adversely effect any of the image, prestige, value or ownership of the Trademarks, the Licensed Products or Hilfiger;

              f. uses the Trademarks with another trademark or name in connection with the sale of Licensed Products, other than as a result of inadvertence, which action would reasonably be expected to adversely effect any of the image, prestige, value or ownership of the Trademarks, the Licensed Products or Hilfiger;

              g. intentionally misrepresents any financial data regarding its business under this license; or

              h. places, or participates in, any unapproved or prohibited consumer, trade or cooperative advertising including or displaying the Trademarks or the Licensed Products, which action would reasonably be expected to adversely effect any of the image, prestige, value or ownership of the Trademarks, the Licensed Products or Hilfiger.

       15.3 TERMINATION WITH RIGHT TO CURE.

              a. BY HILFIGER. If Licensee breaches any of its other obligations under this Agreement, Hilfiger will have the right to terminate this Agreement by giving Licensee a notice of intention to terminate. Termination will become effective automatically and without further notice unless Licensee completely cures the breach within thirty (30) days after the giving of such notice. Termination based upon Licensee's failure to comply with the Minimum Sales Levels will become effective thirty (30) days after the giving of the notice. If the notice relates to product quality, pending cure Licensee may ship no Licensed Products; if Licensee does ship in violation of this Section 15.3, it will automatically forfeit its right to cure and the license shall terminate immediately. To fully cure its breach, Licensee must also reimburse Hilfiger for its reasonable attorneys' fees incurred in investigating and analyzing the breach and issuing the notice of breach and for any other communication in connection therewith. Upon the giving of a notice of intention to terminate for a non-monetary breach for the third time in any five (5) year period, for a breach or the same provision of this Agreement, Licensee will no longer have the right to cure any violation, and termination will be effective upon the giving of a notice of termination. Upon the giving of a notice of intention to terminate for a monetary breach for the third time in any twenty-four (24) month period, Licensee will no longer have the right to cure any violation, and termination will be effective upon the giving of a notice of termination.

              b. BY LICENSEE. If Hilfiger breaches any of its obligations under this Agreement, Licensee will have the right to terminate this Agreement by giving Hilfiger a notice of intention to terminate. Termination will become effective automatically and without further notice unless Hilfiger cures the breach within sixty (60) days after the giving of such notice.

       15.4 EFFECT OF EXPIRATION OR TERMINATION. Upon expiration or termination of this Agreement for any reason whatsoever:

              a. REVERSION OF RIGHTS. Except as specified below, all of the rights of Licensee under this Agreement will terminate and immediately revert to Hilfiger and Licensee will immediately discontinue use of the Trademarks, whether in connection with the sale, advertisement or manufacture of Licensed Products or otherwise, and will not resume the use thereof or adopt any colorable imitation of the Trademarks or any of their components or designs incorporated therein or material parts thereof.

              b. ROYALTIES. All royalties on sales theretofore made will become immediately due and payable.

              c. RETURN OF LABELS AND OTHER MATERIALS. At Hilfiger's option, exercised, if at all, by notice to Licensee within thirty (30) days after termination or expiration of this Agreement, Licensee will (i) promptly destroy, or (ii) convey to Hilfiger (at a price equal to Licensee's book value therefor) and free of all liens and encumbrances, all plates, engravings, silkscreens, computer tapes, molds, stitching patterns or the like used to make or reproduce the Trademarks in Licensee's possession or control, and all items affixed with likenesses or reproductions of the Trademarks in Licensee's possession or control whether Labels, bags, boxes, tags or otherwise, except such quantity reasonably required by Licensee in connection with its permitted sell off of Licensed Products under Paragraph 15.4(f). Licensee will deliver to Hilfiger, free of charge, all sketches, designs and the like in its possession or control, designed or approved by Hilfiger, and all Labels supplied by Hilfiger in Licensee's possession or control, except such quantity reasonably required by Licensee in connection with its permitted sell off of Licensed Products under Paragraph 15.4(f). Hilfiger will have the option, exercisable upon notice to Licensee within thirty (30) days after termination, to negotiate the purchase of the Labels that were not supplied by Hilfiger. If such negotiations do not result in the purchase of those Labels, Licensee will destroy those Labels under the supervision of Hilfiger, except such quantity reasonably required by Licensee in connection with its permitted sell off of Licensed Products under Paragraph 15.4(f) and Licensee, will deliver to Hilfiger a certificate of destruction signed by an authorized officer of Licensee.

              d. PENDING ORDERS. Except as otherwise provided below, Licensee will be entitled for a period of * after expiration or termination of this Agreement, to consummate all sales of Licensed Products that were firm upon the delivery of the Inventory Schedule specified in Paragraph 15.4(e) below,

              e. INVENTORY / RIGHT TO PURCHASE. Within ten (10) business days after such termination or expiration, Licensee shall deliver to Hilfiger an Inventory Schedule. The Inventory Schedule will be prepared as of the close of business on the date of such termination and will reflect the direct cost of each Licensed Product (actual manufacturing cost, not including overhead or any general or administrative expenses). Hilfiger will have the right to conduct a physical inventory of Licensed Products in Licensee's possession or control provided that such physical inventory will only be done at a mutually agreeable time and in the presence of a representative of Licensee. Hilfiger will have the option, exercisable by notice to Licensee, within thirty (30) days after its receipt of the complete Inventory Schedule, to purchase any or all of the Inventory for an amount equal to Licensee's cost. In the event Hilfiger sends such notice, Hilfiger will collect and

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

pay for the Inventory it elects to purchase within sixty (60) days after Hilfiger's notice.

              f. INVENTORY / RIGHT TO SELL OFF. Except as otherwise provided below, if Hilfiger does not elect to purchase the Inventory, Licensee may sell off Licensed Products not purchased by Hilfiger up to a period of * after the date of expiration or termination. Licensee further, shall have the right, in connection with such sell-off, to use the Labels and other materials and, promptly after such sell-off period, Licensee will destroy all such Labels and materials.

              g. NON-CONFORMING PRODUCTS. Under no circumstances will Licensee be permitted to (i) sell Licensed Products that have not been approved in accordance with paragraph 6.3 above or are in any way non-conforming as to style or quality or; (ii) advertise or promote the Trademarks during the sell-off period without Hilfiger's prior approval. The sell off of Licensed Products will be subject to all of Licensee's obligations hereunder, including, but not limited to royalty payment obligations.

              h. REMAINING PRODUCTS. At the end of such * period, any Licensed Products remaining in Licensee's possession will, at the request of and under the supervision of Hilfiger, be destroyed.

       15.5 FREEDOM TO LICENSE. In the event of expiration or termination of this Agreement or the receipt by Hilfiger of a notice of termination from Licensee, Hilfiger will be free to license to others the use of the Trademarks in connection with the manufacture and sale of Licensed Products in the Territory.

       15.6 ROYALTY PAYMENTS ON TERMINATION. Upon termination of this Agreement as a result of a breach by Licensee, the total amount of the following stated Guaranteed Minimum Royalties for * following such termination, although not yet due, shall, without notice of demand, remain due and payable in quarterly installments as if the License had not so terminated. The stated Guaranteed Minimum Royalties for the purposes of this Paragraph will be deemed to be as follows:

            Annual Period                      Stated Guaranteed Minimum Royalty
            -------------                      ---------------------------------

            First                              *
            Second                             *
            Third                              *
            Fourth                             *
            Fifth                              *
            Sixth                              *
            Seventh                            *
            Eighth                             *
            Ninth                              *
            Tenth                              *

In the event Hilfiger shall enter into a License with a new Licensee covering Licensed Products before the expiration of * from the termination, Hilfiger will refund to Licensee a pro rata portion of the payment made by Licensee to Hilfiger corresponding to the portion of time from the commencement of the payment of royalties to Hilfiger by such new license to the end of

  * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE
                  SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

the * period. This provision shall survive termination.

In the event that this License was terminated for failure to meet the Minimum Sales Levels only, Licensee shall be permitted to continue to ship Licensed Products until the commencement of the new license and shall pay Percentage Royalty to the extent the same exceeds the Guaranteed Minimum Royalty Payments made pursuant to this paragraph.


                  ARTICLE 16. RELATIONSHIP BETWEEN THE PARTIES

       16.1 NO AGENCY. Neither party shall represent itself as the agent or legal representative of the other or its Affiliates for any purpose whatsoever and shall have no right to create or assume any obligation of any kind, express or implied, for or on behalf of them in any way whatsoever.

                               ARTICLE 17. CUSTOMS

       17.1 COMPLIANCE. Licensee, as importer of record for the Licensed Products, shall, at all times, fully comply with the terms of the Customs Modernization Act and shall provide to the United States Customs Services ("U.S. Customs") complete and accurate information relevant to the classification, valuation and admissibility of Licensed Products manufactured in whole, or in part, outside the United States of America. Licensee shall further provide to U.S. Customs all relevant information and accompanying documentation regarding the payment of royalties, buying commissions, etc. in connection with imported Licensed Product as required by applicable law.

       17.2 NOTICES TO HILFIGER. Licensee shall promptly notify Hilfiger of any written or oral communication from, or to U.S. Customs relating to the importation of Licensed Products. Licensee shall provide to Hilfiger copies of all written correspondence including, but not limited to the following:

              a. correspondence to and from U.S. Customs involving matters whereby Licensee requests a formal ruling, e.g., classifications, value or marking, etc.

              b.     protests and Applications for Formal Review (CF-19);

              c.     Requests for Information (CF-28);

              d.     Notice of Action (CF-29);

              e.     Notice to Mark and/or Notice to Redeliver (CF-4647);

              f. Notice of Penalty or Liquidated Damages Incurred and Demand for Payment (CF-5955A); and

              g.     Pre-Penalty and Penalty Notices.

Under no circumstances will Licensee seek any formal Customs ruling in connection with the importation of Licensed Products, that may in any way adversely affect Hilfiger, Hilfiger's



                                       29
  * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE
                  SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

reputation, the reputation of the Trademarks or the reputation of Licensed Products, without the express written approval of Hilfiger.

       17.3 [INTENTIONALLY OMITTED]


                    ARTICLE 18. INDEMNIFICATION AND INSURANCE

       18.1 INDEMNIFICATION BY LICENSEE. Licensee will indemnify, defend, and hold harmless Hilfiger, Tommy Hilfiger individually, and their directors, officers, employees, agents, officials and related companies from and against any and all losses, liability, claims, causes of action, damages and expenses (including reasonable attorneys' fees and expenses) that they or any of them may incur or be obligated to pay in any action, claim or proceeding against them or any of them, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its servants, agents or employees in connection with or in any way related to Licensee's performance of this Agreement, including Licensee's use of Licensee's own designs, in connection with Licensed Products manufactured by or on behalf of Licensee or patent, trademark, copyright or other proprietary rights; provided, however, that Hilfiger gives Licensee prompt notice of, and full cooperation in the defense against, such claim. If any action or proceeding is brought or asserted against Hilfiger in respect of which indemnity may be sought from Licensee under this paragraph 18.1, Hilfiger will promptly notify Licensee thereof in writing, and Licensee will assume and direct the defense thereof. Hilfiger may thereafter, at its own expense, be represented by its own counsel in such action or proceeding. Hilfiger and Licensee will keep each other fully advised of all developments and shall cooperate fully with each other and in all respects in connection with any such defense. The provisions of this paragraph and Licensee's obligations hereunder will survive any termination or rescission of this Agreement.

       18.2 NOTICE OF SUIT OR CLAIM. Licensee shall promptly inform Hilfiger by written notice of any suit or claim against Licensee in connection with or in any way related to Licensee's performance under this Agreement, whether such suit or claim is for personal injury, involves alleged defects in the Licensed Products manufactured, sold or distributed hereunder, or otherwise.

       18.3 INDEMNIFICATION BY HILFIGER. Hilfiger will indemnify, defend, and hold harmless Licensee, and each Affiliate of Licensee and each of their respective parties against any and all liabilities, damages and expense (including reasonable attorneys' fees, costs and expenses) which Licensee may incur or be obligated to pay in any action or claim against Licensee for infringement of any other person's claimed right to use a trademark in the Territory, including such infringements as may be contained in advertising placed by Hilfiger, but only where such action or claim results from Licensee's use of the Trademarks in the Territory in accordance with the terms of this Agreement. Licensee will give Hilfiger prompt written notice of any such claim or action, and thereupon Hilfiger will undertake and conduct the defense of any suit so brought. It is understood, however, that if there is a dispute between Hilfiger and Licensee as to whether the suit was brought as a result of Licensee's failure to use the Trademarks in accordance with this Agreement, Licensee may be required to conduct such defense unless and until it is determined that no such misuse of the Trademarks occurred. In the event appropriate action is not taken by Hilfiger within thirty (30) days after its receipt of notice from Licensee, Licensee will have the right to defend such claim or action in its own name, but no settlement or compromise of any such claim or action may be made without the prior written approval of Hilfiger. In either case, Hilfiger and Licensee will keep each other fully advised of all developments and shall cooperate fully with each other and in all respects in connection with any such defense. Such indemnification will be deemed to apply solely to the amount of the judgment, if any, against Licensee, and sums paid by Licensee in connection with its defense, and will not apply to any consequential damages suffered by Licensee that are not included in the aforementioned judgment. Such indemnification will not apply to any damages sustained by Licensee by reason of claimed infringement other than those specified above.

       18.4 INSURANCE.

              a. REQUIREMENTS. Without limiting Licensee's liability pursuant to the indemnity provisions of this Agreement, Licensee will maintain comprehensive general liability insurance in the amount of at least US$10,000,000 (combined single limit per occurrence) with a broad form property damage liability endorsement. This insurance must include broad form blanket contractual liability, personal injury liability, advertising injury, liability, products and completed operations liability. Each coverage shall be written on an "occurrence" form.

              b. THEFT AND DESTRUCTION COVERAGE. Licensee must purchase insurance against theft and destruction of the Licensed Products that will (i) be written on an "all risk" basis; (ii) provide that Licensee will be reimbursed for loss in an amount equal to the manufacturer's selling price for the products (this may be accomplished by either a selling price endorsement or business interruption insurance); (iii) be in effect while goods are on premises owned, rented or controlled by Licensee and while in transit or storage; and (iv) include a brand and label clause stating that the insurer will pay the cost of removing Hilfiger's name from damaged merchandise and relabeling goods.

              c. GENERAL PROVISIONS. The insurance described in subparagraphs
(a) and (b) will include: (i) a cross-liability endorsement; (ii) an endorsement stating that Hilfiger will receive at least thirty (30) days written notice prior to cancellation or non-renewal of coverage; (iii) an endorsement naming Hilfiger as an additional insured as its interests may appear; (iv) an endorsement stating that the insurance required by this Agreement is primary and that any insurance purchased by Hilfiger will only apply in excess of the insurance purchased by Licensee; (v) a waiver of subrogation in favor of Hilfiger; and (vi) an endorsement stating that Hilfiger may recover for any loss caused Hilfiger, its agents or employees by the negligence (including active, passive and gross negligence) of Licensee.

              d. APPROVED CARRIER/POLICY CHANGES. All insurance must be obtained from an insurance company approved by Hilfiger. Licensee shall must notify Hilfiger at least thirty (30) days prior to the cancellation of, or any modification in, such insurance policy that would affect Hilfiger's status or benefits thereunder. Licensee may obtain this insurance for Hilfiger in conjunction with a policy that covers products other than the Licensed Products.

              e. EVIDENCE OF COVERAGE. No later than thirty (30) days from the date hereof, Licensee shall furnish to Hilfiger evidence, in form and substance satisfactory to Hilfiger, of the maintenance and renewal of the required insurance including, but not limited to, copies of policies with applicable riders and endorsements, and certificates of insurance.

              f. TERRITORY. The insurance set forth in this section must cover the entire Territory.


                               ARTICLE 19. NOTICES

       19.1 MANNER OF NOTICE. Any notice, request for approval, communication or legal service of process required or arising out of or under this Agreement will be effective only when personally delivered in writing; or on the date when the notice, request, service or communication is transmitted confirmed by electronic facsimile (with a second confirmation copy to be sent by mail) or the day after the notice, service or communication is sent by overnight air courier service (e.g., FedEx Courier); or five (5) days after the date of mailing by first class registered mail. All notices will be sent to the parties at the addresses listed below or to such other persons and addresses as may be designated in writing by the parties to each other. The date a notice will be deemed to be transmitted, sent by overnight air courier or mailed will be the date at the notifying party's place of business at the time of transmission, sending or mailing.


To Hilfiger:                TOMMY HILFIGER LICENSING, INC.
                            913 N. Market Street
                            Wilmington, Delaware 19801, U.S.A.
                            Attention:  Lynn Shanahan


with a copy to:             TOMMY HILFIGER U.S.A, INC.
                            25 West 39th Street
                            New York, New York 10018, U.S.A.
                            Attention: Law Department
                            Telephone: (212) 548-1891
                            Facsimile: (212) 548-1958


To Licensee:                Movado Group, Inc.
                            125 Chubb Avenue
                            Lyndhurst, New Jersey 07071
                            Attention: Michael Bush
                            Telephone: (201) 460-3299
                            Facsimile: (201) 460-4540


with a copy to:             Movado Group, Inc.
                            125 Chubb Avenue
                            Lyndhurst, New Jersey 07071
                            Attention: General Counsel
                            Telephone: (201) 460-3792
                            Facsimile: (201) 460-4857

                      ARTICLE 20. SUSPENSION OF OBLIGATIONS

       20.1 SUSPENSION OF OBLIGATIONS (FORCE MAJEURE). If Licensee is prevented from performing any of its obligations because of governmental regulation or order, or by strike or war, declared or undeclared, or other calamities such as fire, earthquake, or similar acts of God, or because of other similar or dissimilar cause beyond the control of Licensee, Licensee's obligations will be suspended during the period of such condition. If such condition continues for a period of more than ninety (90) days, Hilfiger will have the right to terminate this Agreement. If the force majeure does not impact Licensee directly but it prevents Licensee from manufacturing and/or delivering Licensed Products, due to an inability to obtain fabric or other materials, destruction of manufacturing facilities, inability to deliver finished product, or similar conditions, Licensee will have no more than one hundred twenty (120) days to find alternate sources and Licensee will advise Hilfiger on a weekly basis of the progress it has made in that regard. If, in Hilfiger's reasonable opinion, Licensee fails to diligently proceed to obtain alternate sources, or if the condition continues for more than one hundred twenty (120) days, whichever first occurs, Hilfiger shall have the right to terminate this Agreement.


                            ARTICLE 21. MISCELLANEOUS

       21.1 BENEFIT. This Agreement will inure to the benefit of and be binding upon the parties hereto, and, to their permitted successors and assigns.

       21.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and this Agreement may not be amended or modified, except in a writing signed by both parties hereto.

       21.3 NON-WAIVER. The failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, except Licensee's request for Extension, will in no way operate as a waiver thereof, nor will any single or partial exercise preclude any other right or option herein; and no waiver whatsoever will be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing.

       21.4 NO ASSIGNMENT WITHOUT CONSENT. The license and rights granted to Licensee hereunder are personal in nature, and Licensee may not sell, transfer, lease, sublicense or assign this Agreement or its rights or interest hereunder, or any part hereof, without the prior written consent of Hilfiger, which consent may be withheld by Hilfiger in its sole and absolute discretion, except that Licensee shall have the right, upon written notice to Hilfiger, to assign this Agreement to any Affiliate of Licensee; provided, however, that in such event Licensee unconditionally guarantees the performance and obligations of such Affiliate under this Agreement.

       21.5 SALE OF ASSETS. A sale or other transfer of all or substantially all of the assets of Licensee will be deemed an assignment of Licensee's rights and interests under this Agreement to which the terms and conditions of Paragraph
21.4 of this Agreement shall apply. Notwithstanding the foregoing, Hilfiger's consent shall not be required for such transfer, if following such transfer, Efraim Grinberg remains in control of Licensee, but Licensee shall not, without Hilfiger's consent, be permitted to enjoy any option or extension period which has not then commenced.

       21.6 SALE OF STOCK/INTEREST. Any transfer of, (i) Licensee's interest in this Agreement (in whole or in part) except to an Affiliate of Licensee or as otherwise permitted hereunder; (ii) a fifty (50%) percent or greater interest of the voting control of Licensee other than transfers by any stockholder to any affiliate (as defined in the Securities Exchange Act of 1934) of such stockholder (whether in one or in a series of transactions in Licensee, whether of stock, partnership interest or otherwise); or (iii) any shares of Class A common stock of Licensee by Efraim Grinberg or any member of the Grinberg family to a competitor of Hilfiger (as the same is set forth on Exhibit M annexed hereto) shall be deemed an assignment of Licensee's rights and interest under this Agreement to which the terms and conditions of Paragraph 21.4 of this Agreement shall apply. Notwithstanding anything herein contained to the contrary, (i) a transfer of a fifty (50%) percent or greater interest in the voting control of Licensee shall not be deemed a transfer requiring Hilfiger's consent if Efraim Grinberg remains in control of Licensee following such transfer, but Licensee shall not, without Hilfiger's consent, be permitted to enjoy any option or extension period for the license granted pursuant to this Agreement, which has not then commenced and (ii) Hilfiger's consent shall not be unreasonably withheld in connection with (a) the sale of stock in brokers' transactions (within the meaning of Section 4(4) and Rule 144 of the Securities Act of 1933) by persons or parties through the "over-the-counter" market or through any recognized stock exchange; (b) an initial public offering, a public offering or a tender offer for any of the outstanding shares of Licensee; or (c) the sale of non-voting stock in any amount to non-competitors of Hilfiger.

       21.7 ASSIGNMENT BY HILFIGER. Hilfiger has a complete and unrestricted right to sell, transfer, lease or assign its rights and interests in this Agreement to person or entity, providing that such transferee agrees to be bound by all of the terms and obligations of Hilfiger hereunder. When Hilfiger wishes to sell, transfer, lease or assign its rights and interests in this Agreement, Hilfiger will give reasonable notice to Licensee.

       21.8 PUBLIC OFFERING. Licensee agrees that, without the prior written consent of Hilfiger, which consent may not be unreasonably withheld in keeping with applicable laws, neither Licensee nor any Affiliate of Licensee will make any reference, explicit or otherwise, in any registration statement, prospectus or other offering document (including any related exhibits, schedules or other materials) relating to any public or private offering of equity by Licensee or any Affiliate of Licensee whose business will directly or indirectly involve or derive any benefit from this license or the Trademarks, to (a) the Trademarks or
(b) this Agreement or the existence of the arrangement contemplated hereby.

       21.9 SEVERABILITY. If any provision or any portion of any provision of this Agreement is construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and any remaining portion of any provision which is not deemed illegal, invalid or unenforceable in part shall continue in full force and effect.

       21.10 GOVERNING LAW. This Agreement has been negotiated, prepared, executed and delivered in several jurisdictions, including the State of New York, United States of America. Accordingly, in order to establish with certainty that this Agreement will be governed by one body of well-developed commercial law, the parties hereto have expressly agreed that this Agreement shall be governed by, and construed in accordance with, the laws of the State of

New York, applicable to contracts executed and fully to be performed therein, to the exclusion of any other applicable body of governing law including, without limitation, the United Nations Convention on Contracts for the International Sale of Goods.

       21.11 JURISDICTION. The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any of the courts of the State of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding will be effective if in writing and issued provided in Paragraph 20.1 hereof.

       21.12 EXHIBITS. All Exhibits are incorporated into this Agreement. Hilfiger may revise its reporting, approval and related forms at any time at its sole discretion.

       21.13 HEADINGS. The headings of the Articles and Paragraphs of this Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

       21.14 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

MOVADO GROUP, INC.                           TOMMY HILFIGER LICENSING, INC.

By: [sig]                                    By: [sig]
   ----------------------------                 ----------------------------

Name: [sig]                                  Name: [sig]
     --------------------------                   --------------------------

Title: President                             Title: Assistant Secretary
      -------------------------                    -------------------------

N.A. TRADING, S.A.

By: [sig]
   ----------------------------

Name: [sig]
     --------------------------

Title:  Attorney-in-Fact
      -------------------------

                                    EXHIBIT A

                                   TRADEMARKS



TOMMY HILFIGER

FLAG/LOGO DESIGN

CREST DESIGN

TOMMY JEANS

TOMMY

TOMMY GIRL

HILFIGER ATHLETICS

                                    EXHIBIT B

                                LICENSED PRODUCTS

Men's and women's watches

                                   EXHIBIT C

                               Organization Chart

                             Tommy Hilfiger Watches

      [The following was depicted as a flow chart in the printed material.]

President
Tommy Hilfiger Watches

      Executive Assistant

      Vice President
      Sales

            Account Executives (5 - Year 1) Additional as needed

            TH dedicated Account Representatives *

      Vice President
      Marketing/Merchandising Manager (includes sourcing)

      Designer

                 * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED
                   SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

                                   EXHIBIT D

                           DESIGN AND PRODUCTION PLAN

design&productionplan              TOMMY HILFIGER                         6/3/99


*

                 * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED
                   SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

*

                 * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED
                   SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

                                    EXHIBIT E

                                  APPROVAL FORM

FORM MUST BE SUBMITTED COMPLETE TO THE ATTENTION OF:

TOMMY HILFIGER LICENSING, INC.
25 WEST 39TH STREET
NEW YORK, NEW YORK  10018



LICENSEE NAME:
              --------------------------------------------------------------

LICENSED CONTACT:
                   ---------------------------------------------------------

CONTACT TELEPHONE NUMBER:
                          --------------------------------------------------

LICENSEE ADDRESS:
                 -----------------------------------------------------------


PRODUCT NAME:
             ---------------------------------------------------------------


SKU#                         DESCRIPTION                         WHOLESALE PRICE
----                         -----------                         ---------------




DATE OF PRODUCTION INTRODUCTION:
                                ---------------------------

DATE OF PRODUCT LAUNCH:
                       ------------------------------


APPROVED:                                   DISAPPROVED:
         ---------------------------                   -----------------------

COMMENTS
         -------------------------------------------------------------------


-----------------------------------------------------------------------------


-----------------------------------------------------------------------------




-------------------------------------           -------------------------------
SIGNATURE OF LICENSEE / DATE                    SIGNATURE OF HILFIGER / DATE

DATE RETURNED TO LICENSEE
                          ---------------------------------------

                                    EXHIBIT F
                           TOMMY HILFIGER CORPORATION
                            SUPPLIER CODE OF CONDUCT

We, at the Tommy Hilfiger Corporation (hereinafter "Tommy Hilfiger") are proud of our tradition of conducting our business in accordance with the highest ethical standards and in compliance with the laws of the United States and of the countries in which we produce, buy and sell our products. Tommy Hilfiger is committed to legal compliance and ethical business practices in all operations and seeks to do business with suppliers who share that commitment. Tommy Hilfiger actively seeks to engage as its suppliers, companies that offer their workers safe and healthy workplaces.

Tommy Hilfiger will not tolerate exploitative or abusive conditions once known. The Tommy Hilfiger Supplier Code of Conduct (hereinafter the "Code of Conduct") defines our minimum expectations. No Code can be all inclusive, but we expect our suppliers to act reasonably in all respects and to ensure that no abusive, exploitative or illegal conditions exist at their workplaces. Tommy Hilfiger requires its suppliers to extend principles of fair and honest dealing to all others with whom they do business, including employees, subcontractors and other third parties. We also require our suppliers to ensure and to certify to us that no abusive, exploitative or illegal conditions exist at the workplaces of their suppliers and subcontractors. Tommy Hilfiger will only do business with suppliers who obey the laws of the country in which they operate and the principles expressed in this Code of Conduct.

Tommy Hilfiger will only do business with suppliers who have certified to us that their business practices are lawful, ethical and in compliance with the principles set forth in this Code of Conduct. Moreover, Tommy Hilfiger will only do business with suppliers who have agreed to be subjected to the scrutiny of the Tommy Hilfiger Supplier Monitoring Program under which they will be inspected and evaluated to ensure their compliance with this Code of Conduct.

Forced Labor: Tommy Hilfiger will not purchase products or components thereof from suppliers that use forced labor, prison labor, indentured labor or exploited bonded labor, or permit their suppliers to do so.

Child Labor: Tommy Hilfiger will not purchase products or components thereof manufactured by persons younger than 15 years of age or younger than the age of completing compulsory education in the country of manufacture where such age is higher than 15.

Harassment or Abuse: Tommy Hilfiger suppliers and subcontractors must treat their employees with respect and dignity. No employee shall be subject to physical, sexual or psychological harassment or abuse.

Nondiscrimination: Tommy Hilfiger suppliers and subcontractors shall not subject any person to discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of gender, race, religion, age, disability, sexual orientation, nationality, political opinion, or social or ethnic origin.

Health and Safety: Tommy Hilfiger suppliers and subcontractors shall provide a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of employer facilities. Employers must fully comply with all applicable workplace conditions, safety and environmental laws.

Freedom of Association: Tommy Hilfiger suppliers and subcontractors shall recognize and respect the right of employees to freely associate in accordance with the laws of the countries in which they are employed.

Wages and Benefits: Tommy Hilfiger suppliers and subcontractors recognize that wages are essential to meeting employees' basic needs. Tommy Hilfiger suppliers and subcontractors shall pay employees at least the minimum wage required by local law regardless of whether they pay by the piece or by the hour and shall provide legally mandated benefits.

Work Hours: Tommy Hilfiger suppliers and subcontractors shall not require their employees to work more than the limits on regular and overtime hours allowed by the law of the country of manufacture. Except under extraordinary business circumstances, Tommy Hilfiger suppliers' and subcontractors' employees shall be entitled to one day off in every seven day period. Tommy Hilfiger suppliers and subcontractors must inform their workers at the time of their hiring if mandatory overtime is a condition of their employment. Tommy Hilfiger suppliers and subcontractors shall not compel their workers to work excessive overtime hours.

Overtime Compensation: Tommy Hilfiger suppliers' and subcontractors' employees, shall be compensated for overtime hours at such premium rate as is legally required in the country of manufacture or, in countries where such laws do not exist, at a rate at least equal to their regular hourly compensation rate.

Contract Labor; Tommy Hilfiger suppliers or subcontractors shall not use workers obligated under contracts which exploit them, which deny them the basic legal rights available to people and to workers within the countries in which they work or which are inconsistent with the principles set forth in this Code of Conduct

Legal and Ethical Business Practices: Tommy Hilfiger suppliers and subcontractors must fully comply with all applicable local, state, federal, national and international laws, rules and regulations including, but not limited to, those relating to wages, hours, labor, health and safety, and immigration. Tommy Hilfiger suppliers and subcontractors must be ethical in their business practices.

Penalties: Tommy Hilfiger reserves the right to terminate its business relationship with any supplier who violates this Code of Conduct or whose suppliers or subcontractors violate this Code of Conduct. Tommy Hilfiger reserves the right to terminate its business relationship with suppliers who fail to provide written confirmation to Tommy Hilfiger that they have a program in place to monitor their suppliers and subcontractors for compliance with this Code of Conduct.

                                    EXHIBIT G

                                  CERTIFICATION


In consideration of ____________________ ("Company") placing orders for the manufacture of Tommy Hilfiger brand merchandise with us in the future, and in compliance with Company's Manufacturing Agreement with us (the "Agreement"), we hereby certify that:

            I. Any merchandise (including components thereof) we manufacture or cause to be manufactured under the Agreement will be manufactured in compliance with: (1) all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation, and, if the merchandise is manufactured outside the United States, it will be manufactured in compliance with the wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, bonded, forced or slave labor; (2) we currently have in effect and will maintain a program of monitoring all of our suppliers and subcontractors and other designated contract facilities producing TOMMY HILFIGER brand merchandise for compliance with (1) above; (3) we will obtain the signature of an authorized representative of (i) our subcontractors and other designated contract facilities producing TOMMY HILFIGER brand merchandise on a current Manufacturing Agreement in the same form as that which we have executed with Company and (i) our suppliers on a Certification in the same form as this Certification; and (4) within two (2) weeks of the execution of this Certification, we will provide to Company the names and addresses of all of our suppliers, and subcontractors and other designated contract facilities producing TOMMY HILFIGER brand merchandise under the Agreement and all such merchandise shall be manufactured solely in factories (whether operated by our suppliers, subcontractors or other designated contract facilities) that have been inspected and approved in writing by our authorized employee or agent; and (5) all commercial invoices which accompany all TOMMY HILFIGER brand merchandise will include the following language (either pre-printed or "stamped"):

            "We hereby certify that the merchandise (including components thereof) covered by this shipment was manufactured in compliance with (1) all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation, and, (2) if manufactured outside the United States, was manufactured in compliance with all applicable requirements of the wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, bonded, forced or slave labor. We further certify that we currently have in effect a program of monitoring of our suppliers and subcontractors and other designated contract facilities which manufacture TOMMY HILFIGER brand merchandise to ensure their compliance with the Fair Labor Standards Act and all state, local and foreign laws pertaining to wages, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association and that their products or and the components thereof are made without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, bonded, forced or slave labor. We also certify that upon importation (if applicable) this shipment is in compliance with all laws applicable to the designation of country of origin and is being shipped under legally issued and valid export license or visa."



                                           ----------------------------------
                                           [Name of your Company]

Date:                                      By:
      ---------------------                   -------------------------------
                                              [Authorized Signature]

                                           Print Name:
                                                       -----------------------

                                    EXHIBIT H


                       THIRD PARTY MANUFACTURING AGREEMENT


THIS AGREEMENT is made as of the ____ day of ___________ 199__, by and between ______________________________, having an office at
__________________________________ (hereinafter referred to as the "Company"), and ________________________________________________________________ having an office at ________________________________________________________________
(hereinafter referred to as the "Manufacturer").

                              W I T N E S S E T H :

WHEREAS, Manufacturer is engaged is the manufacture of watches;

WHEREAS, Company wishes to contract with Manufacturer for manufacture of certain watches from time to time, which watches (the "Products") will bear the trademark TOMMY HILFIGER, the trade name TOMMY HILFIGER, all related logos, crests, emblems or symbols, and all combinations, forms and derivatives thereof as are from time to time used by Company or any of its affiliates, whether registered or unregistered (the "Trademarks"); and

WHEREAS, Company has been licensed by Tommy Hilfiger Licensing, Inc. ("THLI"), the owner of all rights, title and interests in and to the Trademarks, to use the Trademarks.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1.  THE PRODUCTS.

Company and THLI have created certain designs based upon which Manufacturer will create prototypes and submit the same to Company for review. Company shall advise Manufacturer if the prototypes meet Company's specifications and quality requirements within fifteen (15) days of receipt. Manufacturer shall make any modifications to the prototypes as required by Company.

Based upon the approved prototypes, Manufacturer will produce pre-production samples and submit same to Company for review. Company will advise Manufacturer if such pre-production samples meet Company's specifications and quality requirements.

2.  TERM.

(a) The term of this Agreement shall commence as of the date hereof and continue through December 31, _________.

(b) In the event that Manufacturer shall have faithfully performed each and every obligation of this Agreement during the Term referred to in Paragraph 2(a) above, then this Agreement shall automatically renew from month to month commencing immediately upon expiration of the term, unless either party has given the other thirty (30) days written notice of its intention to terminate the Agreement.

3.  MANUFACTURE.

(a) Manufacturer shall only manufacture the specific number of Products as requested by Company and at no time shall manufacture excess goods or overruns. Manufacturer shall not sell any Products bearing the Trademarks to any third parties without the express written consent of Company.

(b) Manufacturer shall manufacture the Products and Packaging to conform in quality and specifications to the prototypes as defined in Paragraph 1, above.

(c) All Products and Packaging manufactured by Manufacturer shall be delivered to locations specified by Company or directly to Company, whichever Company may direct.

4.  COMPLIANCE WITH CODE; APPLICABLE LAWS.

(a) Attached hereto as ADDENDUM A is THLI's Supplier Code of Conduct (the "Code") which applies to any entity manufacturing merchandise using any of the Trademarks (including the components thereof). As a condition to manufacturing Products hereunder, Manufacturer shall comply with the terms of the Code and evidence such compliance by, (1) upon execution of this Agreement, executing the Code in the form as attached or such other form as provided by THLI, and returning such document to THLI, and (2) publicly displaying the Code, in a form as provided by THLI from time to time, in a clearly visible location in Manufacturer's facility at all times while this Agreement is in effect.

(b) In order to ensure compliance with the Code, Company has developed a program of monitoring its manufacturers and such manufacturers' subcontractors (hereinafter the "Supplier Monitoring Program"). As a condition to manufacturing Product hereunder, Manufacturer hereby agrees that it shall cooperate fully with the Supplier Monitoring Program, which cooperation includes but is not limited to Company's inspections in accordance with Paragraph 5, below.

(c) For purposes of this Agreement a "Subcontractor" means an entity or an individual that or whom Manufacturer either hires or pays to perform the manufacturing tasks that Manufacturer could otherwise perform itself at its own facility or through its own employees and staff. A "Supplier" means an entity or individual that produces components for merchandise, and provides such components to the Manufacturer in order to assemble the finished merchandise. Prior to utilizing any Subcontractor or Supplier, Manufacturer shall provide written notice to Company of: (i) the name and address of each such Subcontractor and Supplier; (ii) the nature and type of work performed or product supplied to Manufacturer; and (iii) duration of the Subcontractor or Supplier relationship.

(d) Within thirty (30) days from executing this Agreement for any existing Subcontractor and Suppliers, and within thirty (30) days after establishing a new arrangement with a subcontractor or supplier, Manufacturer shall obtain and provide to Company the signature of an authorized representative from each of its Subcontractors (if any) on a Manufacturing Agreement in the same form as this Agreement. Manufacturer shall further obtain and provide to Company the signature of an authorized representative from each of Manufacturer's Suppliers on a Certification in the same form as that which is attached hereto and hereafter referred to as ADDENDUM B, and provided by Company from time, or such other form as provided by Company. In the event Manufacturer has knowledge of, has reason to believe, or should have reason to know that any Supplier or Subcontractor used by Manufacturer is in breach of the Certification or Manufacturing Agreement, as the case may be, Manufacturer shall immediately notify Company and Manufacturer shall, at its sole expense, take immediate action to rectify such breach, including, where Company deems it necessary, immediate termination of its relationship with such Supplier or Subcontractor. If Manufacturer fails to take immediate action, Company shall have the right to terminate this Manufacturing Agreement immediately. Manufacturer acknowledges that it shall remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of such subcontracting and supplier arrangement.

(e) Manufacturer certifies that it has in effect a program of monitoring its subcontractors and suppliers and other designated contract facilities which manufacture TOMMY HILFIGER brand merchandise which is sufficient to ensure their compliance with the Code and all applicable state, local and foreign laws and regulations pertaining to wages, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, the environment, collective bargaining, freedom of association and that their products or and the components thereof are made without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor.

(f) Manufacturer shall ensure that all merchandise manufactured hereunder shall be manufactured in compliance with all federal, state and local laws.

(g) Manufacturer shall manufacture or cause to manufacture all Products (including components thereof) manufactured in the United States, in compliance with all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation, and, if the Products are manufactured outside the United States, in compliance with all applicable laws, including but not limited to, wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of fifteen or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor.

(h) Manufacturer acknowledges that it has read and understands Company's policy with regard to the manufacture of Products for Company. Manufacturer further agrees that it shall, simultaneous to executing this Agreement, execute and abide by the Certification, shall execute and abide by all Certifications provided by Company from time to time. Failure by Manufacturer to execute and abide by such Certification shall be grounds for immediate termination of this Agreement by Company.

5.  INSPECTION.

(a) Manufacturer shall arrange for and provide access to Company's and THLI's representative, including, but not limited to, any independent entity designated by Company or THLI's legal representative, to: (i) Manufacturer's manufacturing facility, residential facilities (if any) and any manufacturing and/or residential facility operated by any of Manufacturer's Subcontractors; and (ii) Manufacturer's books, records and documents necessary to evidence Manufacturer's compliance with the Code and all applicable laws, rules and regulations including, but not limited to, employee wages, employee timecards, withholding rates and deductions, worker's contracts and/or agreements, any company policies affecting employees, evidence of employee age, shipping documents, cutting reports and other documentation relating to the manufacture and shipment of the Products. For purposes of this Paragraph, all such books, records and Manufacturer shall maintain documents in a secure and readily accessible location for a period of three (3) years from their creation.

(b) The access provided by Manufacturer as set forth in Paragraph 5(a), above, shall include Company's and THLI's right to inspect, test, and take samples of the Products, whether finished or semi-finished, at any time during the manufacturing process to ensure that the manufacture of the Products is in accordance with the terms and restrictions herein contained

(c) Company shall have the right to reject any Products or packaging not meeting the standards described in Paragraph 1, above. Manufacturer shall not have the right to sell or otherwise distribute any rejected Products or packaging. All such products shall be destroyed according to methods and procedures provided by Company.

6.  SHIPPING LEGEND.

All commercial invoices (bills of lading) which accompany all Products must include the following language (either pre-printed or "stamped"):

            "We hereby certify that the merchandise (including components thereof) covered by this shipment was manufactured in compliance with the Tommy Hilfiger Supplier Code of Conduct and: (1) if the merchandise was manufactured in the United States, it was manufactured in compliance with (a) sections 6, 7, and 12 of the Fair Labor Standards Act, as amended and all regulations and orders of the United States Department of Labor under section 14 thereof, and (b) state and local laws pertaining to child labor, minimum wage and overtime compensation; or (2) if the merchandise was manufactured outside the United States, it was manufactured in compliance with the wage and hour laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor. We further certify that we have in effect a program of monitoring our subcontractors and suppliers and other designated contract facilities which manufacture TOMMY HILFIGER brand merchandise for compliance with the foregoing. We also certify that the merchandise is in compliance with all laws governing the designation of country of origin and, if applicable, is being shipped under legally issued and valid export license or visa."

Any merchandise shipped that is not accompanied by a commercial invoice bearing the required language will be subject to rejection and if rejected returned at Manufacturer's expense and Manufacturer may be charged for any and all costs that are incurred by Company due to the rejection, including, but not limited to, damages sustained as a result of Company's liability to customers, any resulting fines and penalties and attorneys' fees for said rejected goods. Such rejected goods may not be sold or distributed by Manufacturer to any entity other than Company.

7.  USE OF TRADEMARKS; TRADEMARKS.

(a) Manufacturer shall not use the Trademarks, in any manner whatsoever (including, without limitation, for advertising, promotion and publicity purposes), except as necessary to manufacture the Products exclusively for Company as expressly provided hereunder. In any event Manufacturer shall not at any time use, promote, advertise, display or otherwise commercialize the Trademarks or any material utilizing or reproducing the Trademarks in any manner. Manufacturer shall not make any reference in its business materials, advertising or in any of its business activities to the fact that Manufacturer is being contracted by Company to manufacture merchandise under the Tommy Hilfiger label.

(b) The Trademarks will appear on all of the Products and all packaging in the manner provided by Company.

(c) No other trademarks or notices shall appear on Products or packaging without Company's and THLI's prior written consent in each instance.

(d) Manufacturer's use of the Trademarks shall inure to the benefit of THLI. Manufacturer shall take any and all steps required by THLI and the law to perfect THLI's rights therein.

8.  PROPERTY OF OWNER.

(a) Manufacturer recognizes the great value of the goodwill associated with the Trademarks and the identification of the Products with the Trademarks and acknowledges that the Trademarks and all rights therein and goodwill pertaining thereto belong exclusively to THLI Manufacturer further recognizes and acknowledges that a breach by Manufacturer of any of its covenants, agreements or other undertakings hereunder will cause THLI irreparable damage, which cannot be adequately remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of THLI's rights in the Trademarks, thereby entitling THLI to equitable remedies, costs and reasonable attorney's fees.

(b) To the extent any rights in and to the Trademarks are deemed to accrue to Manufacturer, Manufacturer hereby assigns any and all such rights, at such time as they may be deemed to accrue, including the related goodwill, to THLI.

(c) Manufacturer shall (i) never challenge the validity of THLI's ownership in and to the Trademarks or any application for registration thereof, or any trademark registration thereof and (ii) never contest the fact that Manufacturer's rights under this Agreement are solely those of a manufacturer and terminate upon expiration of this Agreement. Manufacturer shall, at any time, whether during or after the term of the Agreement, execute any documents reasonably requested by THLI to confirm THLI's ownership rights. All rights in the Trademarks other than those specifically granted herein are reserved by THLI for its own use and benefit.

(d) Without limiting the generality of any other provision of this Agreement, Manufacturer shall not (i) use the Trademarks, in whole or in part, as a corporate or trade name or (ii) join any name or names with the Trademarks so as to form a new trademark. Manufacturer agrees not to register, or attempt to register, the Trademarks in its own name or any other name, anywhere in the world.

(e) All provisions of this paragraph shall survive the expiration or termination of this Agreement.

9.  TRADEMARK PROTECTION.

(a) In the event that Manufacturer learns of any infringement or imitation of the Trademarks or of any use by any person or entity of a trademark similar to the Trademarks, it shall promptly notify Company and thereupon, Company shall so notify THLI. THLI shall take such action as it deems advisable for the protection of its rights in and to the Trademark and, if requested to do so by THLI, Manufacturer shall cooperate with THLI in all respects. In no event, however, shall THLI be required to take any action if it deems it inadvisable to do so.

(b) THLI shall defend, at its cost and expense, and with counsel of its own choice, any action or proceeding brought against Manufacturer for alleged trademark infringement arising out of Manufacturer's use of the Trademarks in accordance with the provisions of this Agreement.

(c) Manufacturer shall cooperate with THLI in the execution, filing and prosecution of any trademark, copyright or design patent applications that THLI may desire to file and for that purpose Manufacturer shall supply to THLI from time to time such samples as may be reasonably required.

(d) All provisions of this paragraph shall survive the expiration or termination of this Agreement.

10. TRANSSHIPMENT. Transshipment is an illegal practice of falsely documenting the country of origin of the raw materials used to manufacture the Products and the finished Products shipped to the United States in order to evade quota restraints on the country of actual production and the shipment of products under counterfeit export licenses or visas. Manufacturer acknowledges that transshipment, in any form, violates U.S. federal law, that Company and THLI will review all documents received from Manufacturer to assure the veracity and the authenticity of the sources of Products and that, upon indication of transshipment of the Products by Manufacturer, Company or THLI reserves the right to immediately terminate this Agreement and pursue available remedies against Manufacturer.

11. SECONDS, THIRDS OR EXCESS GOODS. Manufacturer shall not have the right to sell any Products or packaging which are determined to be seconds, thirds or are in excess of the amount of the Products requested by Company. Company shall purchase all seconds, thirds or excess products, including trim, at a reasonable fair market price. Company shall have the right to inspect any seconds, thirds or excess Products to ensure that they comply with the terms of this Agreement.

12. STOLEN GOODS OR DAMAGED GOODS. Manufacturer will provide Company with immediate notice of any stolen Products or damaged Products including Products that were then in production. With regard to damaged Products, Manufacturer shall not have the right to sell any damaged Products. With regard to stolen Products, Manufacturer shall cooperate with Company with respect to any action regarding the stolen Products.

13. DESIGN OWNERSHIP. All rights, including without limitation, copyright, trade secret and design patent, to designs for the Products including, without limitation, artwork, prints, patterns, package designs, labels, advertising or promotional materials or any other designs using or used on or affixed thereto, and to any package design, bearing the Trademarks shall, as between the parties hereto be the property of THLI. All Products manufactured from designs submitted by Manufacturer and approved by THLI shall bear the Trademarks.

14. CONFIDENTIALITY. During the term of this Agreement and thereafter, each party shall keep strictly secret and confidential any and all information acquired from the other party hereto or its designee and shall take all necessary precautions to prevent unauthorized disclosure of such information. Manufacturer acknowledges that it will receive from Company prints, designs, ideas, sketches, and other materials which Company and THLI intend to use on or in connection with lines of merchandise which have not yet been put into the channels of distribution. The parties recognize that these materials are valuable property of THLI. Manufacturer acknowledges the need to preserve the confidentiality and secrecy of these materials and agrees to take all necessary steps to ensure that use by it or by its employees and/or agents will in all respects preserve such confidentiality and secrecy. Manufacturer shall take all reasonable precautions to protect the secrecy of the materials, samples, and designs prior to their commercial distribution or the showing of samples for sale, and shall not manufacture any merchandise employing or adapted from any of said designs except for Company, THLI or its affiliates or designees.

15.  FORCE MAJEURE.

(a) No failure or omission by either of the parties to perform any of its obligations under this Agreement shall be deemed a breach of this Agreement if such failure or omission is the result of acts of God, war, riot, accidents, compliance with any action or restriction of any government or agency thereof, strikes or labor disputes, inability to obtain suitable raw materials, fuel, power or transportation, or any other factor or circumstance beyond the control of the party, which is not attributable to the negligence of such party.

(b) Any suspension of performance by reason of this paragraph shall be limited to the period during which such cause of failure exists, but such suspension shall not affect the running of the term of this Agreement. However, if the suspension of performance by reason of this paragraph exceeds six months, either party may give written notice of termination of this Agreement.

16.  MANUFACTURER'S WARRANTIES AND REPRESENTATIONS.

Manufacturer warrants and represents that:

(a) It has and will have throughout the term of this Agreement, the full power, authority and legal right to execute and deliver, and to perform fully and in accordance with all of the terms of this Agreement.

(b) The entering of this Agreement by Manufacturer does not violate any agreements, rights or obligations existing between Manufacturer and any other person, entity, or corporation.

(c) It is not engaged in and will not engage in any activities which are in violation of any applicable domestic, foreign or international laws, rules or regulations, including without limitation laws, rules or regulations governing labor, the environment, the manufacture and sale of goods, U.S. Customs laws or illegal transshipment. Company maintains a policy against engaging in any illegal activities and will not buy or sell products provided throughout the use of any unlawful or unethical practices.

(d) It accurately states the country of origin on all products, that it does not and will not transship, and it will act to stop or prevent any known illegal transshipment activity.

17.  COMPANY'S WARRANTIES AND REPRESENTATIONS.

Company warrants and represents that:

(a) it has, and will have throughout the Term of this Agreement, the right to authorize use of the Trademark to Manufacturer in accordance with the terms and provisions of this Agreement; and

(b) the entering of this Agreement by Company does not violate any agreements, rights or obligations existing between Company and any other person, entity, or corporation.

18.  INDEMNIFICATIONS.

(a) Company hereby indemnifies Manufacturer and shall hold it harmless from any loss, liability, damage, cost or expense (including reasonable attorneys' fees) arising out of any claims or suits which may be brought against Manufacturer by reason of the breach by Company of the warranties or representations as set forth in Paragraph 17, above, provided that Manufacturer gives prompt written notice, and full cooperation and assistance to Company relative to any such claim or suit, and that Company shall have the option to undertake and conduct the defense of any suit so brought. Manufacturer shall cooperate fully in all respects with Company in the conduct and defense of said suit and/or proceedings.

(b) Manufacturer indemnifies and agrees to hold Company harmless from any loss, liability, damage, cost or expense (including reasonable attorneys' fees), arising out of (i) any breach of the terms herein contained; (ii)any claims or suits by reason of any unauthorized use by Manufacturer in connection with the Products or the Trademarks covered by this Agreement; (iii) Manufacturer's noncompliance with any applicable federal, state, or local law or with any other applicable governmental units or agency's rules, regulations; and (iv) any alleged defects and/or inherent dangers in Products or use thereof.

(c) If reasonably available in the country in which Manufacturer operates its factory, Manufacturer agrees to obtain, at its own expense, product liability insurance providing adequate protection for Company and Manufacturer against any claims or suits in an amount no less than US$3,000,000. If applicable, within thirty (30) days from the date hereof, Manufacturer undertakes to submit to Company a fully paid policy or Certificate of Insurance naming Company as an insured party and, requiring that the insurer shall not terminate or materially modify such without written notice to Company of at least twenty (20) days.

19.  TERMINATION.

(a) Company shall have the right to terminate this Agreement immediately upon written notice to Manufacturer if Manufacturer breaches any of its obligations under this Agreement or such other occurrences as outlined below, and such breach remains uncured or cannot be cured by Manufacturer within ten (10) days from receipt of notice;

(b) Company shall have the right to terminate this Agreement immediately upon written notice to Manufacturer, any governmental agency or other body or office or official vested with appropriate authority deems the Products to be harmful or defective in any way, manner or form, or are being sold or distributed in contravention of applicable laws and regulations or in a manner likely to cause harm;

(c) Company shall have the right to terminate this Agreement immediately upon written notice to Manufacturer, if Manufacturer manufactures the Products without the prior written approval of Company as provided herein;

(d) Company shall have the right to terminate this Agreement upon ten (10) days written notice to Manufacturer, if Manufacturer is unable to pay its debts when due, or makes any assignment for the benefit of creditors, or files any petition under the bankruptcy or insolvency laws of any jurisdiction, country or place, or has or suffers a receiver or trustee to be appointed for its business or property, or is adjudicated a bankrupt or an insolvent;

(e) Company shall have the right to terminate this Agreement upon ten (10) days written notice to Manufacturer, if Manufacturer fails to make timely delivery of the Products; or

(f) Notwithstanding the foregoing provisions, Company shall have the right to terminate this Agreement, with or without cause, upon thirty (30) days notice to Manufacturer, provided however, that, upon written approval by Company, Manufacturer shall have the right to complete any work then in progress.

20. ACTS UPON EXPIRATION OR TERMINATION OF THIS AGREEMENT.

(a) Upon and after the expiration or termination of this Agreement, Manufacturer agrees not to make reference in its advertising or its business materials to having been formerly associated with Company or the Trademarks.

(b) Upon and after the expiration or termination of this Agreement, Manufacturer will refrain from further use of the Trademarks or of anything confusingly similar thereto, in connection with the manufacture of any products. Additionally, Manufacturer shall immediately return all originals and copies of all sketches, patterns, prototypes, samples or other materials relating to the Products to Company.

(c) In the event of expiration or termination of this Agreement, as herein provided, with the exception of the Products which Manufacturer may, with Company's consent, ship to satisfy any unfilled, confirmed orders for the current season it had received prior to said expiration or termination, Company shall have the prior right and option to purchase any or all of the Products and packaging materials, as then in Manufacturer's possession or carried on its books of account.

Upon such termination or expiration, Manufacturer shall immediately cause physical inventories to be taken of (i) Products on hand; (ii) Products in the process of manufacture; and (iii) all packaging materials, which inventories shall be reduced to writing and a copy thereof shall be delivered to Company not later than fifteen (15) days from such termination or expiration. Written notice of the taking of each inventory shall be given to Company at least forty-eight
(48) hours prior thereto. Company shall have the right to be present at such physical inventory or to take its own inventory, and to exercise all rights it has available with respect to the examination of Manufacturer's books and records. If Manufacturer does not allow Company to take such inventory, it shall have no right to sell the remaining Products without Company's prior approval.

(d) Manufacturer recognizes that any sale of the Products upon termination or expiration, would cause irreparable damage to the prestige of Company and to the Trademarks, and to the goodwill pertaining thereto.

(e) Upon expiration or termination of this Agreement, Manufacturer shall cease the manufacture of Products. All the Products set forth on the inventories referred to in subdivision (i) and (ii) of Paragraph 20(c) which are not purchased by Company pursuant to such paragraph may be sold subject to Company's prior right to approve the customers in writing and the terms and conditions of each sale. Such sale shall otherwise be strictly in accordance with the terms, covenants and conditions of this Agreement as though the Agreement had not expired or terminated. In no event shall Manufacturer sell any Products to any third party without the prior written approval of Company.

21.  NOTICES.

All notices which either party hereto is required or may desire to give shall be given by addressing the same to the address hereinafter in this paragraph, or at such other address as may be designated in writing by any party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be deemed to be sufficiently given five (5) days after the mailing by registered or certified mail, or on the date of electronic facsimile for which the sender obtains a confirmation of successful transmission. The address to which any such notices, shall be given are the following:

TO COMPANY:                                                 TO MANUFACTURER:







22.  NO PARTNERSHIP, ETC.

This Agreement does not constitute and shall not be construed as a partnership or joint venture between Company and Manufacturer. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

23. NON-ASSIGNABILITY, ETC.

This Agreement shall bind and inure to the benefit of Company and its successors and assigns. This Agreement is personal to Manufacturer, and Manufacturer shall not transfer or sublicense its rights hereunder and neither this Agreement nor any of the rights of Manufacturer hereunder shall be sold, transferred or assigned by Manufacturer and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

24.  SEVERABILITY.

If any provision or any portion of any provision of this Agreement shall be construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and remaining portion of any provision which is illegal, invalid or unenforceable in part shall continue in full force and effect.

25.  HEADINGS.

The headings of the Paragraphs of this Agreement are for convenience only and shall in no way limit or affect the term or conditions of this Agreement.

26.  COUNTERPARTS.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27.  CONSTRUCTION.

This Agreement shall be construed in accordance with the laws of the State of New York of the United States of America with the same force and effect as if fully executed and to be performed therein.

28.  JURISDICTION

The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any of the courts of the State of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Paragraph 21 hereof.

29.  WAIVER, MODIFICATION, ETC.

No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any acts other than those specifically referred to herein. The fact that Company has not previously insisted upon Manufacturer expressly complying with any provision of this Agreement shall not be deemed to be a waiver of Company's future right to require compliance in respect thereof and Manufacturer specifically acknowledges and agrees that the prior forbearance in respect of any act, term or condition shall not prevent Company from subsequently requiring full and complete compliance thereafter.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

-------------------------------------             ---------------------------
[LICENSEE NAME]                                   [MANUFACTURER NAME]
By:                                               By:
        --------------------------                    -------------------------
Name:                                             Name:
        -----------------------                         -----------------------
Title:                                            Title:
        ----------------------------                    -----------------------

                                   ADDENDUM A
                     TO THIRD PARTY MANUFACTURING AGREEMENT
                           TOMMY HILFIGER CORPORATION
                            SUPPLIER CODE OF CONDUCT

We, at the Tommy Hilfiger Corporation (hereinafter "Tommy Hilfiger") are proud of our tradition of conducting our business in accordance with the highest ethical standards and in compliance with the laws of the United States and of the countries in which we produce, buy and sell our products. Tommy Hilfiger is committed to legal compliance and ethical business practices in all operations and seeks to do business with suppliers who share that commitment. Tommy Hilfiger actively seeks to engage as its suppliers, companies that offer their workers safe and healthy workplaces.

Tommy Hilfiger will not tolerate exploitative or abusive conditions once known. The Tommy Hilfiger Supplier Code of Conduct (hereinafter the "Code of Conduct") defines our minimum expectations. No Code can be all inclusive, but we expect our suppliers to act reasonably in all respects and to ensure that no abusive, exploitative or illegal conditions exist at their workplaces. Tommy Hilfiger requires its suppliers to extend principles of fair and honest dealing to all others with whom they do business, including employees, subcontractors and other third parties. We also require our suppliers to ensure and to certify to us that no abusive, exploitative or illegal conditions exist at the workplaces of their suppliers and subcontractors. Tommy Hilfiger will only do business with suppliers who obey the laws of the country in which they operate and the principles expressed in this Code of Conduct.

Tommy Hilfiger will only do business with suppliers who have certified to us that their business practices are lawful, ethical and in compliance with the principles set forth in this Code of Conduct. Moreover, Tommy Hilfiger will only do business with suppliers who have agreed to be subjected to the scrutiny of the Tommy Hilfiger Supplier Monitoring Program under which they will be inspected and evaluated to ensure their compliance with this Code of Conduct.

Forced Labor: Tommy Hilfiger will not purchase products or components thereof from suppliers that use forced labor, prison labor, indentured labor or exploited bonded labor, or permit their suppliers to do so.

Child Labor: Tommy Hilfiger will not purchase products or components thereof manufactured by persons younger than 15 years of age or younger than the age of completing compulsory education in the country of manufacture where such age is higher than 15.

Harassment or Abuse: Tommy Hilfiger suppliers and subcontractors must treat their employees with respect and dignity. No employee shall be subject to physical, sexual or psychological harassment or abuse.

Nondiscrimination: Tommy Hilfiger suppliers and subcontractors shall not subject any person to discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of gender, race, religion, age, disability, sexual orientation, nationality, political opinion, or social or ethnic origin.

Health and Safety: Tommy Hilfiger suppliers and subcontractors shall provide a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of employer facilities. Employers must fully comply with all applicable workplace conditions, safety and environmental laws.

Freedom of Association: Tommy Hilfiger suppliers and subcontractors shall recognize and respect the right of employees to freely associate in accordance with the laws of the countries in which they are employed.

Wages and Benefits: Tommy Hilfiger suppliers and subcontractors recognize that wages are essential to meeting employees' basic needs. Tommy Hilfiger suppliers and subcontractors shall pay employees at least the minimum wage required by local law regardless of whether they pay by the piece or by the hour and shall provide legally mandated benefits.

Work Hours: Tommy Hilfiger suppliers and subcontractors shall not require their employees to work more than the limits on regular and overtime hours allowed by the law of the country of manufacture. Except under extraordinary business circumstances, Tommy Hilfiger suppliers' and subcontractors' employees shall be entitled to one day off in every seven day period. Tommy Hilfiger suppliers and subcontractors must inform their workers at the time of their hiring if mandatory overtime is a condition of their employment. Tommy Hilfiger suppliers and subcontractors shall not compel their workers to work excessive overtime hours.

Overtime Compensation: Tommy Hilfiger suppliers' and subcontractors' employees, shall be compensated for overtime hours at such premium rate as is legally required in the country of manufacture or, in countries where such laws do not exist, at a rate at least equal to their regular hourly compensation rate.

Contract Labor: Tommy Hilfiger suppliers or subcontractors shall not use workers obligated under contracts which exploit them, which deny them the basic legal rights available to people and to workers within the countries in which they work or which are inconsistent with the principles set forth in this Code of Conduct

Legal and Ethical Business Practices: Tommy Hilfiger suppliers and subcontractors must fully comply with all applicable local, state, federal, national and international laws, rules and regulations including, but not limited to, those relating to wages, hours, labor, health and safety, and immigration. Tommy Hilfiger suppliers and subcontractors must be ethical in their business practices.

Penalties: Tommy Hilfiger reserves the right to terminate its business relationship with any supplier who violates this Code of Conduct or whose suppliers or subcontractors violate this Code of Conduct. Tommy Hilfiger reserves the right to terminate its business relationship with suppliers who fail to provide written confirmation to Tommy Hilfiger that they have a program in place to monitor their suppliers and subcontractors for compliance with this Code of Conduct.

                                   ADDENDUM B
                     TO THIRD PARTY MANUFACTURING AGREEMENT
                            SUPPLIER'S CERTIFICATION

In consideration of Tommy Hilfiger U.S.A., Inc. ("THUSA") placing orders for the manufacture of TOMMY HILFIGER brand merchandise with us in the future, and in compliance with THUSA's Manufacturing Agreement with us (the "Agreement"), we hereby certify that:

I. Any merchandise (including components thereof) we manufacture or cause to be manufactured under the Agreement will be manufactured in compliance with: (1) all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation, and, if the merchandise is manufactured outside the United States, it will be manufactured in compliance with the wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor; (2) we currently have in effect and will maintain a program of monitoring all of our suppliers, subcontractors, subcontract sewing shops and other designated contract facilities producing TOMMY HILFIGER brand merchandise for compliance with (1) above; (3) we will obtain the signature of an authorized representative of our suppliers, subcontractors, subcontract sewing shops and other designated contract facilities producing TOMMY HILFIGER brand merchandise on a current supplier agreement, as provided by THUSA; and (4) within two (2) weeks of the execution of this Certification, we will provide to THUSA the names and addresses of all of our suppliers, subcontractors, subcontract sewing shops and other designated contract facilities producing TOMMY HILFIGER brand merchandise under the Agreement and all such merchandise shall be manufactured solely in factories (whether operated by our suppliers, subcontractors, subcontract sewing shops or designated contract facilities) that have been inspected and approved in writing by our authorized employee or agent; and (5) all shipping documents which accompany all TOMMY HILFIGER brand merchandise will include the following language (either pre-printed or "stamped"):

                    "We hereby certify that the merchandise (including components thereof) covered by this shipment was, if manufactured in the United States, in compliance with all applicable requirements (1) of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended and all regulations and orders of the United States Department of Labor under
                    Section 14 thereof; (2) state and local laws pertaining to child labor, minimum wage and overtime compensation; or if the merchandise was manufactured outside the United States, in compliance with the wage and hour laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor; and for all merchandise, wherever manufactured, in compliance with the Tommy Hilfiger Supplier Code of Conduct. We further certify that we have in effect a program of monitoring our subcontractors and suppliers and other designated contract facilities which manufacture TOMMY HILFIGER brand merchandise which is sufficient to ensure such entities' compliance with the foregoing. We also certify that upon importation (if applicable) this shipment is in compliance with all laws applicable to the designation of country of origin and is being shipped under legally issued and valid export license or visa.



                                       ----------------------------------
                                       [Name of your Company]

Date:                                  By:
     ----------------------               -------------------------------
                                          [Authorized Signature]

                                       Print Name:
                                                    -----------------------




                                    EXHIBIT I

                            SUPPLIER'S CERTIFICATION

In consideration of Tommy Hilfiger U.S.A., Inc. ("THUSA") placing orders for the manufacture of TOMMY HILFIGER brand merchandise with us in the future, and in compliance with THUSA's Manufacturing Agreement with us (the "Agreement"), we hereby certify that:

I. Any merchandise (including components thereof) we manufacture or cause to be manufactured under the Agreement will be manufactured in compliance with: (1) all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation, and, if the merchandise is manufactured outside the United States, it will be manufactured in compliance with the wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor; (2) we currently have in effect and will maintain a program of monitoring all of our suppliers, subcontractors, subcontract sewing shops and other designated contract facilities producing TOMMY HILFIGER brand merchandise for compliance with (1) above; (3) we will obtain the signature of an authorized representative of our suppliers, subcontractors, subcontract sewing shops and other designated contract facilities producing TOMMY HILFIGER brand merchandise on a current supplier agreement, as provided by THUSA; and (4) within two (2) weeks of the execution of this Certification, we will provide to THUSA the names and addresses of all of our suppliers, subcontractors, subcontract sewing shops and other designated contract facilities producing TOMMY HILFIGER brand merchandise under the Agreement and all such merchandise shall be manufactured solely in factories (whether operated by our suppliers, subcontractors, subcontract sewing shops or designated contract facilities) that have been inspected and approved in writing by our authorized employee or agent; and (5) all shipping documents which accompany all TOMMY HILFIGER brand merchandise will include the following language (either pre-printed or "stamped"):

               "We hereby certify that the merchandise (including components thereof) covered by this shipment was, if manufactured in the United States, in compliance with all applicable requirements (1) of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended and all regulations and orders of the United States Department of Labor under Section 14 thereof; (2) state and local laws pertaining to child labor, minimum wage and overtime compensation; or if the merchandise was manufactured outside the United States, in compliance with the wage and hour laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor; and for all merchandise, wherever manufactured, in compliance with the Tommy Hilfiger Supplier Code of Conduct. We further certify that we have in effect a program of monitoring our subcontractors and suppliers and other designated contract facilities which manufacture TOMMY HILFIGER brand merchandise which is sufficient to ensure such entities' compliance with the foregoing. We also certify that upon importation (if applicable) this shipment is in compliance with all laws applicable to the designation of country of origin and is being shipped under legally issued and valid export license or visa.



                                         ----------------------------------
                                         [Name of your Company]

Date:                                    By:
      ---------------------                 -------------------------------
                                            [Authorized Signature]

                                         Print Name:
                                                      -----------------------

                                    EXHIBIT J
                                 LEASE AGREEMENT

AGREEMENT effective as of the ____ day of _______, ____ between TOMMY HILFIGER U.S.A., INC., a Delaware corporation, having an office at 25 West 39th Street, New York, New York 10018 ("THUSA") and _______________________, a _______
corporation having offices at ___ _____________________________________________
("Licensee").

                              W I T N E S S E T H :

WHEREAS, THUSA is the owner of that certain real property located in the borough of Manhattan, City and State of New York, and known as and by the street address of 25 West 39th Street, New York, New York (the "Building"); and

WHEREAS, Tommy Hilfiger Licensing, Inc. ("Hilfiger") and Licensee, did on _______, ____ enter into a license agreement (the "License Agreement") which provides in paragraph 2.7 thereof that Licensee would occupy a portion of the Building; and

WHEREAS, Licensee now occupies or desires to occupy a portion of the ____ floor at the Building and THUSA is willing to allow such occupancy or the continuance thereof on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

1. THUSA hereby agrees to allow Licensee to use and occupy a portion of the ____ floor of the Building as marked with diagonal lines on the floor plan annexed hereto as Exhibit A (the "Premises") for the term commencing _________, ____ and ending concurrently with the License Agreement, but in no event later than ______, ____ or such later date as the term of the License Agreement is extended pursuant to the terms thereof.

2. In the event the License Agreement shall terminate, for whatever reason, this Agreement shall likewise terminate effective on the date the License Agreement terminates.




A. In consideration of THUSA's agreement to allow Licensee to use and occupy the Premises, Licensee shall pay to THUSA a fee of (i) $________ per month (hereinafter called "Base Rent") for each month of occupancy during the term hereof; and (ii) any and all sums other than Base Rent which are due THUSA under this Agreement, which such sums shall be due and payable as additional rent (hereinafter called "Additional Rent"). The Base Rent shall be due on the first day of each and every month of such term. Additional Rent shall be immediately due and payable in accordance with the terms hereof. If either the Base Rent or Additional Rent are not paid when due the unpaid amounts shall bear interest at a rate equal to the Interest Rate, as defined in the License Agreement, from the due date of such installment or payment to the date of payment thereof. In addition, if Licensee fails to pay any Base Rent or Additional Rent, Licensee shall pay a late charge of $.05 for each $1.00 which thereafter remains unpaid to compensate THUSA for additional expenses incurred by THUSA in processing such late payment. All amounts due hereunder shall be payable absolutely and without offset. The foregoing Base Rent shall be subject to five (5%) percent increases every two (2) years during the term of this Agreement, the first of such increases shall commence on January 1, 1999.

B. Licensee shall pay to THUSA as Additional Rent during the term hereof, charges for real estate taxes, porter's wages, operating expenses, water and other utilities (other than electricity which is to be billed on a per square foot basis as provided in Section 6 hereof) in an amount equal to $1.25 per rentable square foot area of the Premises which the parties have agreed shall be _____ square feet for purposes of this Section. The foregoing charges shall be subject to four (4%) percent annual increases during the term of this Agreement, commencing twelve (12) months after the date hereof.

C. In addition to the foregoing, Licensee shall pay to THUSA, as Additional Rent, a Common Share, as defined herein, of the following services: provision by THUSA of visual display changes, flowers, drinks and other "shared common" office amenities, receptionist (including benefits), and kitchen supplies and the like (the "Services"). For purposes of this Agreement, Licensee's "Common Share" shall mean the cost of the foregoing services divided equally among all licensees occupying the floor of the Building on which the Premises is located. Licensee shall pay its Common Share of the cost of such Services promptly after rendition of a bill or statement therefor. Notwithstanding the foregoing, with respect to the provision by THUSA of visual display changes only, such services may from time to time be supplied individually to Licensee (as well as on a "shared" basis with other licensees occupying the floor of the Building on which the Premises is located). In such event, Licensee shall pay for the cost of one hundred (100%) percent of the visual display changes provided by THUSA to the extent same are solely for Licensee's benefit. In the event THUSA provides such visual display changes for other (but not all) licensees occupying the floor of the Building on which the Premises is located, Licensee shall pay for the cost of the foregoing divided equally among such licensees.

D. Licensee shall also pay to THUSA, as Additional Rent, Licensee's Proportionate Share, as defined herein, of the following services: cleaning and security. For purposes of this Agreement, Licensee's "Proportionate Share" shall mean ______ (__%) percent. Licensee shall pay its Proportionate Share of the cost of such cleaning and security services promptly after rendition of a bill or statement therefor.

E. Licensee shall pay for the cost of all individual telephone units required by it in connection with THUSA's telephone system servicing the Premises. Notwithstanding the foregoing, however, Licensee shall order its own telephone number and telephone service from the telephone company (using THUSA's equipment) and shall pay all charges for telephone calls directly to the telephone company or long distance provider used by Licensee. Licensee shall be solely responsible for the payment for equipment and/or of any charges pertaining to facsimile services including the cost of telephone line installation, hook-up and removal.

F. Licensee agrees to pay for use by it of THUSA's photocopying equipment, for which THUSA shall separately bill Licensee on a per copy basis, such amount to be payable as Additional Rent upon presentation to Licensee of THUSA's statement therefor.

4. A. THUSA's agreement to allow Licensee to use and occupy the Premises, as set forth herein, is for the sole purpose of fulfilling its obligations under the License Agreement.

B. Licensee acknowledges that a default by Licensee under the License Agreement shall be considered and shall constitute a default under this Agreement.

5. A. Licensee acknowledges that THUSA is making no representation or warranty whatsoever regarding the condition of the Premises or the Building, and THUSA acknowledges that Licensee has fully inspected the Premises and the Building accepts same in their physical condition "as is". Licensee hereby waives any claims that License may assert against THUSA based on any condition of the Premises and/or the Building. THUSA shall have no obligation to furnish, render or supply any work, labor, services, material, fixtures, equipment or decorations to make the Premises ready for Licensee's use and occupancy.

B. Notwithstanding the foregoing, THUSA shall perform the work set forth on Exhibit B annexed hereto ("Licensee's Work"). Licensee shall pay for Licensee's Work on a per square foot basis as follows: $______ per square foot for showroom space; and $_____ per square foot for office space.

C. The foregoing cost for Licensee's Work shall be paid to THUSA in full on the date which is the earlier of (i) the day on which the Premises shall first be available for occupancy at determined in Section D below and (ii) the day Licensee (or anyone claiming under or through Licensee) occupies or takes possession of the Premises.

D. For purposes of this Agreement, the Premises shall be conclusively deemed "available for occupancy" on the date upon which Licensee's Work shall be substantially completed. Licensee's Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration shall remain to be performed. If substantial completion of Licensee's Work shall have been delayed by reason of any act or omission by Licensee, its agents, servants, contractors or employees, Licensee's Work shall be deemed to have been substantially completed on the day it would have been completed if not for any such delay.

6. A. Licensee shall have the right to avail itself of any existing water and electrical services located at or serving the Premises, provided, however, that the THUSA makes no representation or warranty as to the capacity of the utilities or adequacy of the utilities for Licensee's intended use. THUSA shall not be responsible or liable for failure to furnish any such utilities to Licensee if the failure to furnish such service is due to causes beyond THUSA's control. Licensee shall have no remedy against THUSA for any breach or default by THUSA in providing any such utilities.

B. In consideration for receiving these utilities, Licensee shall pay to THUSA the charges resulting from Licensee's use and consumption of such utility services and Licensee shall pay for such charges either, at the option of THUSA on the basis of a reasonable estimate made by THUSA of Licensee's consumption and demand, with the parties agreeing that electrical charges for general office use will be $2.85 per square foot per annum unless THUSA's electric consultant determines higher consumption levels. Said electric charge is in addition to, but not included in, the monthly rental. Licensee shall not tie into or connect with any electrical lines or power sources serving any other party or space in the Premises. Notwithstanding the foregoing, Licensee shall not be charged for water, so long as Licensee's use is not extraordinary, as determined by THUSA in its sole discretion.

7. A. Licensee shall not make or cause, suffer or permit the making of any alteration, change, replacement or addition in or to the Premises whatsoever, including without limitation, changes of a cosmetic or decorative nature, without obtaining the prior written consent of THUSA, which THUSA shall have the right to withhold in its sole and absolute discretion. Licensee shall not perform any work of any kind whatsoever outside of the Premises and Licensee shall not store or otherwise maintain any such work in any other area of the Premises or the Building (including, but not limited to, any common areas) for any purpose whatsoever.

B. Licensee shall maintain the Premises and systems therein in good, safe and clean condition, free of rubbish, refuse and vermin. Licensee shall make all necessary repairs to the Premises and systems therein.

C. Licensee shall comply with all requirements of applicable laws, ordinances, codes, rules and regulations of any applicable governmental or quasi-governmental agency relating to the use and occupancy of the Premises including, but not limited to, laws and requirements governing the removal and/or disposal of rubbish and waste, requirements under the Department of Health Codes, and all requirements of insurance policies covering the Premises and the Building, and of the New York Board of Insurance Underwriters.

D. Licensee shall not interfere with the use and enjoyment by other occupants of all or any portion of the Building. Licensee shall, at its sole cost and expense, remove all rubbish and debris promptly and in a manner that does not inconvenience or annoy THUSA and/or any other occupants of all or a portion of the Building. Licensee shall not permit any odor to emanate from the Premises.

E. Licensee acknowledges that the provisions of this Section 7 represent an integral and material part of this Agreement and that, but for such representation, THUSA would not otherwise enter into this Agreement.

8. THUSA shall have no responsibility or liability to Licensee for the loss or destruction of any property of Licensee or its employees or invitees unless caused by the gross negligence or willful misconduct of THUSA. Licensee, on behalf of itself, its agents, employees, invitees, contractors and subcontractors, assumes all risk in connection with the maintenance, operations, use and occupancy of the Premises. Licensee shall indemnify and save THUSA, its officers, subsidiaries, parent, affiliates, partners and its and their owners, directors, officers, members, employees and agents, (each, an "Indemnitee") from and against any and all liability, loss, damage, claim or expense (including reasonable attorneys' fees) arising out of or resulting from the use, occupancy and operation of the Premises by Licensee or its invitees, employees, agents or contractors or by a breach by the Licensee of any of the provisions of this Agreement. Licensee shall also indemnify and save THUSA harmless from and against all claims, action, losses, damages, liability, judgments, costs and expenses on the part of the State of New York and its agencies and instrumentalities against THUSA based upon acts or omissions of Licensee which constitute a violation of the provisions of this Agreement.

9. Licensee shall at all times during the term hereof maintain in effect, and pay the full premium for, the following insurance: (i) a policy of public liability insurance with a combined single policy of Three Million ($3,000,000) Dollars for property damage and for bodily injury, including death; and (ii) statutory workers compensation and employer's liability coverage, if required by law, in statutory amounts. All insurance required under this Section 9 shall be issued by a reputable insurance carrier authorized to do business in the State of New York. THUSA and its designees shall be named as additional insureds under each such policy. Prior to the first day of the term, Licensee shall provide the THUSA a certificate of insurance demonstrating satisfaction of the requirements of this Section

10. A. At any time prior to or during the term hereof, THUSA may substitute for the Premises at such time (such premises hereinafter called the "Replaced Premises"), whether or not any other substitution has been made pursuant to this Section prior to such time, other space in the Building (such other space hereinafter called the "Substitute Premises") by a written notice given to Tenant not later than thirty (30) days prior to the date specified in such notice as the effective date for substitution. THUSA shall prepare, at its expense, the Substitute Premises in substantially the same manner, location and design as the Premises originally leased to Licensee. In the event of a substitution of space pursuant hereto, the "Premises" as used in this Agreement shall thereafter and for all purposes be deemed to refer to the Substitute Premises at such time.

B. The Substitute Premises shall have substantially at least as much rental area as the Replaced Premises, and shall be suitable for a showroom for the Licensed Products, as such term is defined in the License Agreement.

C. In the event the size of the rental area of the Substitute Premises shall vary by five (5%) percent, more or less, from that of the Replaced Premises, the Base Rent and Additional Rent shall be equitably adjusted between the parties, and such amounts shall be increased or decreased, as the case may be, in order to reflect same.

11. Licensee shall not assign this Agreement, or sublease any part of the Premises or permit anyone other than the Licensee's employees to use or occupy the Premises. THUSA may assign this Agreement.

12. THUSA, its agents and employees shall be permitted to access to the Premises for purposes of inspection and/or to perform necessary or desirable repairs, replacements and/or additions to the Premises or to the Building.

13. In no event shall Licensee continue in occupancy of the Premises after the date of expiration or termination of this Agreement or of the License Agreement. On the date of expiration or termination, Licensee shall vacate and surrender possession of the Premises leaving it broom clean and free of debris and in good repair, and THUSA may re-enter and repossess the Premises, and relicense same and/or exercise any other legal remedies available to THUSA, which remedies shall be cumulative and not mutually exclusive.

14. THUSA may terminate this Agreement at any time on five (5) days prior written notice to Licensee if (i) any Base Rent or any Additional Rent are not paid within five (5) business days after same is due, or (ii) Licensee fails to comply with the terms and conditions hereof or of the License Agreement and fails to cure such breach within five (5) days after written notice to cure from THUSA. Licensee agrees that on the termination date, Licensee shall forthwith vacate the Premises leaving it broom clean and free of debris. If Licensee fails to vacate the Premises on such termination date, THUSA shall be entitled to collect from Licensee a sum equal to three times the Base Rent and Additional Rent for the use and occupancy of the Premises by Licensee after the termination date commencing as of the date immediately succeeding the termination date and continuing for each day thereafter until Licensee vacates the Premises. The foregoing provision, however, shall in no way abridge or affect any other right or remedy which THUSA may have available to it or in equity (including, but not limited to injunctive relief) and THUSA's acceptance of any Base Rent paid by Licensee pursuant to the preceding sentence shall not preclude THUSA from commencing and prosecuting a summary proceeding. If Licensee shall hold over beyond the expiration date, Licensee shall be subject to summary proceeding and all damages related thereto (including, but not limited to, THUSA's attorneys' fees). All damages to THUSA by reason of such holding over by Licensee may be the subject of a separate action and need not be asserted by THUSA in any summary proceedings against Licensee.

15. THUSA agrees that subject to the terms and provisions of this Lease, if, and so long as, Licensee keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Licensee to be kept or performed, then Licensee's right under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to: (i) the obligations of this Lease, and (ii) full compliance by Licensee with the terms, provisions and conditions of the License Agreement.

16. A. If fire or other casualty thereof shall damage the Premises or any part, Licensee shall give immediate notice thereof to THUSA and this Lease shall continue in full force and effect except as hereinafter set forth.

B. If the Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of THUSA and the Base Rent and other items of Additional Rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Premises which is unusable.

C. If the Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the Base Rent and other items of Additional Rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by THUSA (or sooner reoccupied in part by Licensee then Base Rent and other items of Additional Rent shall be apportioned as provided in subsection B above, subject to THUSA's right to elect not to restore the same as hereinafter provided.

D. If the Premises are rendered wholly unusable or (whether or not the Premises are damaged in whole or in part) if the Building shall be so damaged that THUSA shall decide to demolish it or to rebuild it, then, in any of such events, THUSA may elect to terminate this Lease by written notice to Licensee, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Licensee shall forthwith quit, surrender and vacate the Premises without prejudice however, to THUSA's rights and remedies against Licensee under the Lease provisions in effect prior to such termination, and any Base Rent and other items of Additional Rent owing shall be paid up to such date and any payments of the foregoing made by Licensee which were on account of any period subsequent to such date shall be returned to Licensee. Unless THUSA shall serve a termination notice as provided herein, THUSA shall make the repairs and restorations under the conditions of subsections B and C hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond THUSA's control. After any such casualty, Licensee shall cooperate with THUSA's restoration by removing from the Premises as promptly as reasonably possible, all of Licensee's salvageable inventory and moveable equipment, furniture, and other property. License's liability for Base Rent and other items of Additional Rent shall resume five (5) days after written notice from Licensee that the Premises are substantially ready for Licensee's occupancy.

E. Nothing contained hereinabove shall relieve Licensee from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing including THUSA's obligation to restore under subsection B above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, THUSA and Licensee each hereby releases and waives all right of recovery with respect to subsections B, D, and E above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the Premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Licensee acknowledges that THUSA will not carry insurance on Licensee's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Licensee and agrees that THUSA will not be obligated to repair any damage thereto or replace the same.

F. Licensee hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this section shall govern and control in lieu thereof.

17. If the whole or any part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Licensee shall have no claim for the value of any unexpired term of said Lease and assigns to THUSA, Licensee's entire interest in any such award.

18. All notices are to be sent to the following:

                        A.  As to THUSA:   Tommy Hilfiger U.S.A., Inc.
                                           25 West 39th Street
                                           New York, New York  10018
                                           Attention: Law Department

                        With a copy in same manner to:

                                           Gursky & Ederer, P.C.
                                           21 East 40th Street, 15th Floor
                                           New York, New York  10016

                                           Attention:  Steven R. Gursky, Esq.

                        B.  As to the Licensee:





19. All notices given under this Agreement or in relation to this Agreement shall be in writing and sent by either Certified Mail, Return Receipt Requested, personal delivery, Federal Express or Express Mail, all postage and delivery costs prepaid, to the parties at their respective addresses set forth above, or at such other addresses as may be furnished by notice so given. An attorney for a party may also give notice. Notice shall be deemed given at the time that the same shall have been actually received at the addressee's address as evidenced by a signed receipt given upon personal delivery or overnight or by postal return receipt of the United States mail. Each party agrees that it will not refuse delivery of any notice tendered in accordance with the terms of this Agreement.

20. This Agreement supersedes all prior or contemporaneous agreements, understandings and arrangements (whether oral or writing) relating to the Premises made either between the parties hereto or between Licensee and any other party. If Licensee has made any use of the Premises or other portion of the Premises prior to the term hereof, (i) it is hereby acknowledged and agreed that this Agreement supersedes any prior licenses, permits or other agreements covering such space; and (ii) Licensee agrees not to assert against THUSA any claim that Licensee may have in respect of such prior use.

21. Notwithstanding the termination of this Agreement, Licensee shall remain liable to THUSA for any undischarged obligations of Licensee, which shall survive the termination. Subject to Section 14, Licensee shall not, however, be responsible for any future license Base Rent or Additional Rent from and after the date upon which Licensee properly vacates the Premises in the event this Agreement has been terminated in accordance with the terms hereof.

22. Licensee acknowledges that THUSA shall have the right to create Operating Rules for the Building and the Premises. The Operating Rules are hereby deemed to be incorporated herein by reference and shall form a part hereof.

23. Licensee hereby waives trial by jury in any action, proceeding or counterclaim brought or interposed by THUSA against Licensee on any matters whatsoever arising out of or in any way relating to this Agreement or the use or occupancy of the Premises, and with respect to any claim of injury or damage. It is further mutually agreed that in the event THUSA commences any proceeding (including, without limitation, any summary proceeding) for possession of the Premises, Licensee will not interpose any counterclaim of whatever nature or description in such proceeding.

24. Licensee shall not interfere with, or permit interference with, the rights of THUSA or other occupants of any portion of the Building or the Premises or ingress and egress to and from any portion of the Building or the Premises.

25. Licensee shall not post or install any signs of any kind whatsoever at the Premises or any portion of the Building or the Premises without the prior written approval of THUSA, which approval THUSA shall have the right to withhold in its sole and absolute discretion.

26. This Agreement represents the entire understanding of the parties relative to the use and occupancy of the Premises by Licensee and takes the place of all prior agreements with respect thereto including all prior subleases between the parties. This Agreement may not be changed except by a writing signed by both parties. This Agreement and the use and occupancy of the Premises by Licensee shall be governed by the laws of the State of New York and shall be binding on the parties and Licensee hereby consents to the exclusive jurisdiction of any court of the State of New York having jurisdiction thereover. This Agreement shall inure to the benefit of THUSA's successors and assigns.

IN WITNESS WHEREOF, the parties have executed this instrument as of the date first written above.

LANDLORD:                                   LICENSEE:
TOMMY HILFIGER U.S.A., INC.

By:                                         By:
        ------------------------------               ---------------------
Name:                                       Name:
        ------------------------------               ---------------------
Title:                                      Title:
        ------------------------------               ---------------------

WITNESS:                                    WITNESS:
        ------------------------                     ---------------------

                                    EXHIBIT K

                             STATEMENT OF ROYALTIES


PERIOD

LICENSEE NAME

LICENSEE ADDRESS

                                                               LESS
                        GROSS       LESS        LESS           TRADE       NET         ROYALTY     ROYALTY
            MONTH       SALES       RETURNS     ALLOWANCES     DISCOUNTS   SALES       RATE        DUE
            --------    ---------   -------     ----------     ---------   --------    --------    ---------


                         --------   --------    ---------      ----------  --------    --------    ---------
TOTAL                    $   -      $  -        $   -          $  -        $  -        $   -       $   -

                         --------   --------    ---------      ----------  --------    --------    ---------


SEND STATEMENT TO:      TOMMY HILFIGER LICENSING, INC.
                        913 N. Market Street
                        Wilmington, Delaware  19801
                        U.S.A.

TOMMY HILFIGER LICENSING, INC.                                       MOVADO GROUP, INC.
                                 ------------------------------                              ---------------------------------

DATE                                                                 DATE
                                 -----------------------------                               --------------------------------


THE ABOVE INFORMATION HAS BEEN PROVIDED IN ACCORDANCE WITH THE LICENSE AGREEMENT BETWEEN TOMMY HILFIGER LICENSING, INC. AND MOVADO GROUP, INC. AND IS NOT FOR PUBLIC DISSEMINATION.

                                    EXHIBIT L

                             LIST OF COMPETING NAMES


*


                 * CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED
                   SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

                                    EXHIBIT M

                                 COMPETING NAMES

*




The foregoing shall include all of the affiliates of the entities which own the trademarks or tradenames set forth above.


* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.

                                    EXHIBIT N

                                CARIBBEAN ISLANDS

The Bahamas
Cayman Islands
Jamaica
Haiti
Dominican Republic
Puerto Rico
British Virgin Islands
U.S. Virgin Islands
Anguilla
St. Martin
St. Barthelemy
St. Kitts & Nevis
Antigua & Barbuda
Montserrat
Guadeloupe
Dominica
Martinique
St. Lucia
Barbados
Grenada
Trinidad & Tobago
Aruba
Curacao
Cuba
Turks & Caicos Islands
Bermuda
St. Vincent & The Grenadines
Netherlands Antilles
Tortola
Virgin Gorda

                                    EXHIBIT 0

                                LEASE TERM SHEET

                                 TERM SHEET FOR
                           LICENSEE LEASE AGREEMENTS
                               25 W. 39Th Street
                     (as of 4/26/99 - subject to revision)

Assumptions:

--------------------------------------------------------------------------------
Fixed space proportionate share sq. footage
--------------------------------------------------------------------------------
Common space proportionate share sq. footage
--------------------------------------------------------------------------------
Occupied space sq. footage
--------------------------------------------------------------------------------
Total Rentable Sq. Footage:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Base Rent per sq ft:                                 *
--------------------------------------------------------------------------------
Proportionate Share: (per sq. ft)
--------------------------------------------------------------------------------
(real estate taxes, porter's wage, operating
--------------------------------------------------------------------------------
expenses, water & utilities other than electricity)  *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Telephone (Purchase at $400 per phone)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Electricity (per sq. ft)                             *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Service Agreement:
--------------------------------------------------------------------------------
Office Equipment
--------------------------------------------------------------------------------
Copier (Per Copy)                                    *
--------------------------------------------------------------------------------
Security (per sq. ft.)                               *
--------------------------------------------------------------------------------
Cleaning (per sq. ft.)                               *
--------------------------------------------------------------------------------
Office Tenant Improvement w/Furn @ $125
--------------------------------------------------------------------------------
Showroom Tenant Improvement w/Furn @ $200
--------------------------------------------------------------------------------

                   APPROVED BY: ____________________________

                         DATE: _______________________

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24 b-2 OF THE 1934 ACT.